UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )
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☐    Soliciting Material under § 240.14a-12
STONE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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STONE ENERGY CORPORATION
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 28, 2009
To the Stockholders of Stone Energy Corporation:
     The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Stone Energy Corporation (the “Company”) will be held on Thursday, May 28, 2009 at 10:00 a.m., local time, at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, for the following purposes:
(1)	To elect six individuals to the Company’s Board of Directors;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009;

(3)	To approve the Company’s proposed 2009 Amended and Restated Stock Incentive Plan; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
     Information relevant to these matters is set forth in the accompanying proxy statement.
     The close of business on March 31, 2009 was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.
     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or via the Internet. For detailed information regarding voting instructions, please refer to the section entitled “Voting Rights and Solicitation—Voting by Mail, via the Internet or by Telephone” in the accompanying proxy statement.

By Order of the Board of Directors,

Lafayette, Louisiana	Andrew L. Gates, III
April 8, 2009	Senior Vice President, General Counsel
and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE STOCKHOLDER
MEETING TO BE HELD ON MAY 28, 2009
     This Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2009 Annual Meeting of Stockholders, the 2008 Annual Report to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 of Stone Energy Corporation are available at http://bnymellon.mobular.net/bnymellon/sgy.

i

STONE ENERGY CORPORATION
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410

PROXY STATEMENT

     These proxy materials are furnished to you in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of Stone Energy Corporation (“we”, “our” or the “Company”) for use at the Annual Meeting to be held on Thursday, May 28, 2009 at 10:00 a.m., local time, at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana 70130, or at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”).
     The solicitation of proxies by the Board will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services. We have retained BNY Mellon Shareowner Services to host the Company’s required cookies-free website for proxy materials for a fee of $8,000, to aid in the distribution of proxy materials, to provide voting and tabulation services for the Annual Meeting, and to provide proxy solicitation services. We estimate that we will pay BNY Mellon a fee of $8,500 for proxy solicitation services and reimburse it for certain expenses. In addition, we will reimburse brokers, banks, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common stock of the Company. The costs of the solicitation, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders, will be borne by the Company.
     These proxy materials are being mailed to stockholders of the Company on or about April 14, 2009.
PURPOSE OF MEETING
     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.
VOTING RIGHTS AND SOLICITATION
Voting; Revocation
     At the close of business on March 31, 2009, the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were 39,963,664 shares of common stock outstanding, each share of which is entitled to one vote. Common stock is the only class of outstanding securities of the Company entitled to receive notice of and to vote at the Annual Meeting.
     If you are a registered stockholder, you may revoke your proxy at any time before the shares are voted at the Annual Meeting by:
•	timely submitting a proxy with new voting instructions using the telephone or Internet voting system;

•	voting in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy;

•	timely delivery of a valid, later-dated executed proxy card; or

•	filing an instrument of revocation received by the Secretary of Stone Energy Corporation at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, by 10:00 a.m. on May 14, 2009.
     If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

     In the absence of a revocation, shares represented by the proxies will be voted at the Annual Meeting.
Voting by Mail, via the Internet or by Telephone
     Registered Stockholders. Stockholders whose shares are registered in their own name may vote by mailing a completed proxy card, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign, date and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified, the proxies will be voted FOR each of the nominees of the Board, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, FOR the approval of the Company’s proposed 2009 Amended and Restated Stock Incentive Plan, and in the discretion of the proxy holders (Richard A. Pattarozzi, David H. Welch and B.J. Duplantis) as to any other matters that may properly come before the Annual Meeting.
     Street Name Holders. If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your proxy materials electronically, you may nevertheless be eligible to vote your shares over the Internet or by telephone rather than by mailing a completed voting instruction card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage firm for availability and instructions. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the prepaid and addressed envelope provided.
Quorum; Required Votes
     The presence at the Annual Meeting, in person or by proxy, of the stockholders entitled to cast at least a majority of the votes that all common stockholders are entitled to cast is necessary to constitute a quorum. Each vote represented at the Annual Meeting in person or by proxy will be counted toward a quorum. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.
     Under the rules of the New York Stock Exchange, brokers holding shares of record for a customer have the discretionary authority to vote on some matters if the brokers do not receive timely instructions from the customer regarding how the customer wants the shares voted. There are also non-discretionary matters for which brokers do not have discretionary authority to vote even if they do not receive timely instructions from the customer. When a broker does not have any discretion to vote on a particular matter, the customer has not given timely instructions on how the broker should vote the customer’s shares and the broker indicates it does not have authority to vote the customer’s shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters. For Items I and II to be voted on at the Annual Meeting, brokers will have discretionary authority in the absence of timely instructions from their customers. Item III is a non-discretionary matter, and brokers will not have discretionary authority on Item III in the absence of timely instructions from their customers.
Recommendations of the Board
     Item I. (Election of Directors). To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes of the shares of common stock cast at the Annual Meeting. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on this Item.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ITEM I.
     Item II. (Ratification of the Appointment of Independent Registered Public Accounting Firm). Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2009 requires the affirmative vote of the holders of a majority of the votes of the shares of common stock cast on this Item at the Annual Meeting. Abstentions will not affect the outcome of the vote on this Item.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ITEM II.
     Item III. (Approval of the Company’s 2009 Amended and Restated Stock Incentive Plan). The Company’s 2009 Amended and Restated Stock Incentive Plan will become effective if there is an affirmative vote of the holders of a majority of the votes of the shares of common stock cast on this Item at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote on this Item.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ITEM III.
     The Board recommends that you vote FOR each of the director nominees, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, FOR approval of the Company’s proposed 2009 Amended and Restated Stock Incentive Plan, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.
Annual Meeting Admission
     If you wish to attend the Annual Meeting in person, you must present a form of personal identification. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
2008 Annual Report
     The Company’s 2008 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission, is being mailed to all stockholders entitled to vote at the Annual Meeting. The 2008 Annual Report does not constitute a part of the proxy soliciting material.
     A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and the financial statement schedules, if any, but not including exhibits, is also available at http://bnymellon.mobular.net/bnymellon/sgy and a copy will be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to the following:
STONE ENERGY CORPORATION
Attention: Chief Financial Officer
625 E. Kaliste Saloom Road
Lafayette, LA 70508

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE STOCKHOLDER
MEETING TO BE HELD ON MAY 28, 2009
     The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2009 Annual Meeting of Stockholders, the 2008 Annual Report to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 of Stone Energy Corporation are available at http://bnymellon.mobular.net/bnymellon/sgy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding beneficial ownership of common stock as of March 31, 2009 (unless otherwise indicated) of (1) each person known by the Company to own beneficially more than 5% of its outstanding common stock; (2) the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and each of the Company’s other three most highly compensated executive officers who were serving as executive officers at the end of 2008; (3) each of the Company’s directors and nominees; and (4) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

	Amount and Nature
	of Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class
Comstock Resources, Inc.(2)	5,317,069	13.3%
Barclays Global Investors, NA (3)	2,540,799	6.4%
Dimensional Fund Advisors LP (4)	1,993,737	5.0%
David H. Welch	266,432	*
Kenneth H. Beer	93,234	*
Jerome F. Wenzel, Jr.	61,209	*
Richard L. Smith	35,134	*
Andrew L. Gates, III	38,231	*
Robert A. Bernhard (5)	125,174	*
George R. Christmas	15,834	*
B. J. Duplantis	17,812	*
Peter D. Kinnear	26,600	*
John P. Laborde	32,181	*
Richard A. Pattarozzi	7,400	*
Donald E. Powell	4,200	*
Kay G. Priestly	7,400	*
David R. Voelker	20,822	*
Executive officers and directors as a group (consisting of 17 persons)	846,207	2.1%

*	Less than 1%.

(1)	Under the regulations of the Securities and Exchange Commission, shares are deemed to be “beneficially owned” by a person if he directly or indirectly has or shares the power to vote or dispose of, or to direct the voting or disposition of, such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by (a) Mr. Welch include 138,000 shares, (b) Mr. Beer include 25,000 shares, (c) Mr. Wenzel include 8,000 shares, (d) Mr. Gates include 800 shares, (e) Messrs. Bernhard and Christmas each include 5,000 shares and (f) the executive officers and directors as a group include 205,649 shares, that may be acquired by such persons within 60 days through the exercise of stock options. Unless otherwise noted, the address for each beneficial owner is c/o Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508.

(2)	Comstock Resources, Inc.’s address is 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034. The number of shares held is based on information included in a Schedule 13G filed on January 30, 2009. Comstock Resources, Inc. is a Nevada corporation that is engaged in the acquisition, development, production and exploration of oil and natural gas.

(3)	Barclays Global Investors, NA’s address is 400 Howard Street, San Francisco, CA 94105. The number of shares held is based on information included in a Schedule 13G filed on February 5, 2009. Barclays Global Investors, N.A. is an asset management subsidiary of Barclays Plc., an institutional investment management firm.

(4)	Dimensional Fund Advisors LP’s (“Dimensional’s”) address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. The firm was founded by David Booth and Rex Sinquefield. The number of shares held is based on information included in a Schedule 13G/A filed on February 9, 2009. Dimensional is a registered investment advisor primarily owned by its employees and directors and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. These securities are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities. In its role as investment advisor or manager, Dimensional possesses investments and/or voting power over the securities owned by the Funds and may be deemed to be the beneficial owner of the shares held by the Funds.

(5)	Includes 20,000 shares held by the Bernhard Trust “B” of which Mr. Bernhard is the trustee and a potential beneficiary, and 2,000 shares held by Mr. Bernhard’s wife.

ITEM I:
ELECTION OF DIRECTORS
     The Board amended the Company’s Bylaws to eliminate over a period of two years the classified structure of the Board following the affirmative vote of the stockholders in favor of doing so at the 2008 annual meeting. The four Class II directors have one more year remaining on their three-year term, so they will not stand for election until the 2010 Annual Meeting. The remaining six directors are standing for election. The Bylaws of the Company allow for a maximum of 13 directors and, currently, ten directors serve on the Company’s Board.
     Based on recommendations from the Nominating and Governance Committee, the Board has nominated Robert A. Bernhard, Peter D. Kinnear, Donald E. Powell, Kay G. Priestly, David R. Voelker and David H. Welch for re-election as directors to serve until the 2010 Annual Meeting and until their successors have been elected and qualified, or until their earlier resignation or removal. Each nominee is currently a director, and all nominees other than Mr. Kinnear were previously elected to the Board by the stockholders. Mr. Kinnear was appointed by the Board to serve as a director on December 18, 2008. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.
     A plurality of votes cast is required for the election of directors. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by the Board. The remaining four Class II directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in 2010.
     The following table sets forth information regarding the names, ages as of March 31, 2009 and principal occupations of the nominees and directors, other directorships in certain companies held by them and the length of continuous service as a director of the Company.

	Principal Occupation and	Director
Nominees	Directorships	Since	Age
Robert A. Bernhard	Consultant, MB Investment Partners, an investment advisory firm; Non-voting member of McFarland, Dewey and Co. LLC, an investment banking firm	1993	80

Peter D. Kinnear	Chairman of the Board, President and Chief Executive Officer of FMC Technologies, Inc.; Director, Tronox Incorporated, the Petroleum Equipment Suppliers Association, the National Association of Manufacturers, and the American Petroleum Institute	2008	62

Donald E. Powell	Former Federal Coordinator of Gulf Coast Rebuilding; former Chairman of the Federal Deposit Insurance Corporation; former President and CEO of the First National Bank of Amarillo	2008	67

Kay G. Priestly	Chief Financial Officer, Rio Tinto Copper and Diamonds (a division of the Rio Tinto Group – Rio Tinto plc and Rio Tinto Limited, which is a world leader in mining, smelting and refining); Director, Palabora Mining Company Limited	2006	53

David R. Voelker	Owner, Frantzen, Voelker and Conway Investments, LLC, a personal holding investment company	1993	55

David H. Welch	President and Chief Executive Officer of the Company; Director, IberiaBank Corporation	2004	60

Class II Directors
George R. Christmas	Retired Lieutenant General, U.S. Marine Corps; President, Marine Corps Heritage Foundation, a private, non-profit organization, which preserves and promotes the history and tradition of the United States Marine Corps	2003	69

B. J. Duplantis	Senior Partner of the law firm of Gordon, Arata, McCollam, Duplantis & Eagan	1993	69

John P. Laborde	Retired Chairman Emeritus, Tidewater Inc.; Chairman and Director, VT Halter Marine, Inc., which is a shipbuilder; Chairman, Laborde Marine Lifts, Inc., Laborde Products, Inc., Lab-More Properties, LLC, Lab-Rex LLC, and LIS Energy Services, Inc., which are privately held energy service companies	1993	85

	Principal Occupation and	Director
Nominees	Directorships	Since	Age
Richard A. Pattarozzi Chairman of the Board	Former Vice President of Shell Oil Company, an oil and gas company; Director, Tidewater Inc., Global Industries, Ltd., and FMC Technologies Inc.	2000	65
     Each of the nominees and directors has been engaged in the principal occupation set forth opposite his name for at least the past five years except as described below.
     Kay G. Priestly was elected as a director in 2006. Ms. Priestly is currently the Chief Financial Officer of Rio Tinto Copper and Diamonds (a division of the Rio Tinto Group – Rio Tinto plc and Rio Tinto Limited, which is a world leader in mining, smelting and refining), and she is a Director of Palabora Mining Company Limited. She was formerly Vice President, Finance, and Chief Financial Officer of Kennecott Utah Copper, which is engaged in mining, smelting and refining natural resources. Ms. Priestly served as Vice President, Risk Management and General Auditor, for Entergy Corporation, an integrated energy company engaged primarily in electric power production and retail distribution operations, from 2004 to 2006. Ms. Priestly is the former Executive Vice President and Chief Operating Officer of American Nursing Services, Inc., which provides nursing services, where she served from 2002 through 2003. Ms. Priestly is a certified public accountant and has over 25 years of diverse financial and management experience, having been named in 2000 as a managing partner of the New Orleans office of Arthur Andersen LLP, an international accounting firm, and as a member of Arthur Andersen’s global executive team.
     Donald E. Powell accepted an appointment by the Board as a Class I director in March 2008.  Mr. Powell served as the Federal Coordinator of Gulf Coast Rebuilding from November 2005 until March 2008.  Mr. Powell was the 18th Chairman of the Federal Deposit Insurance Corporation, where he served from August 2001 until November 2005.  Mr. Powell previously served as President and Chief Executive Officer of the First National Bank of Amarillo, where he started his banking career in 1971.
     Peter D. Kinnear accepted an appointment by the Board as a director in December 2008. Mr. Kinnear is currently the Chairman of the Board, President and Chief Executive Officer of FMC Technologies, Inc. Mr. Kinnear served in a variety of roles with FMC Technologies and FMC Corporation since 1971.
THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR”
ITEM I TO ELECT THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

CORPORATE GOVERNANCE
General
     Stone Energy Corporation is committed to good corporate governance. The Board has adopted several governance documents to guide the operation and direction of the Board and its committees, which include Corporate Governance Guidelines, Code of Business Conduct and Ethics (which applies to all directors and employees, including the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee. Each of these documents is available on our website (www.stoneenergy.com) and stockholders may obtain a printed copy, free of charge, by sending a written request to Stone Energy Corporation, Attention: Chief Financial Officer, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, facsimile number 337-237-0426. We will also promptly post on our website amendments to these documents and any waivers from the Code of Business Conduct and Ethics for our directors and principal executive, financial and accounting officers.
Board Structure; Meetings
     As of the date of this proxy statement, our Board has ten members and the following four standing committees: (1) Audit Committee; (2) Compensation Committee; (3) Reserves Committee; and (4) Nominating and Governance Committee. The membership and function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. During 2008, the Board held 11 meetings, including four regularly-scheduled meetings, and also took two actions by written consent. Each director attended at least 75% of the aggregate of all meetings of the Board and the standing committees on which he or she served during 2008. Directors are encouraged to attend the annual meeting of stockholders, and all of the directors then on the Board attended the 2008 annual meeting of stockholders. Messrs. Christmas and Voelker each missed one of the special meetings of the Board in 2008. Mr. Pattarozzi was named non-executive Chairman of the Board on February 14, 2008, and Mr. Kinnear accepted an appointment as a director on December 18, 2008. The following table identifies the members of the Board, the standing committees of the Board on which they serve, and the Chairman of each committee as of the date of this proxy statement.

Nominating and
Corporate
	Audit	Compensation	Reserves	Governance
Name of Director	Committee	Committee	Committee	Committee
Independent Directors:
Richard A. Pattarozzi (Chairman of the Board)		X	X	X

Robert A. Bernhard	X			X

George R. Christmas		Chair		X

B. J. Duplantis		X	X	Chair

Peter D. Kinnear	X	X		X

John P. Laborde			Chair	X

Donald E. Powell	X			X

Kay G. Priestly	Chair		X	X

David R. Voelker	X	X		X

Employee Director:
David H. Welch (President and CEO)

Number of Meetings held in 2008	8	6	4	4

Director Independence
     Our Corporate Governance Guidelines provide that a majority of our Board will consist of independent directors. Only directors who have been determined to be independent serve on our Audit Committee, Compensation Committee, and Nominating and Governance Committee. In addition, the Board has elected an independent director, Mr. Pattarozzi, to serve as our non-executive Chairman. Rather than adopting categorical standards, the Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the independence standards adopted by the New York Stock Exchange. Based on information provided by the members and after reviewing all relationships each director has to the Company, including charitable contributions the Company makes to organizations where its directors serve as board members, the Board has affirmatively determined that the following nine directors have no material relationships with the Company and are independent as defined by the current listing standards of the New York Stock Exchange: Messrs. Bernhard, Christmas, Duplantis, Kinnear, Laborde, Pattarozzi, Powell and Voelker and Ms. Priestly. Mr. Welch, the Company’s Chief Executive Officer, is not considered by the Board to be an independent director because of his employment with the Company.  Mr. Laborde was not considered by the Board to be an independent director in 2008 due to one transaction in 2005 that precluded his being independent for three years pursuant to Rule 303 A.02(b)(v), as described in more detail under “Certain Relationships and Related Transactions.” During 2008, the Company used the services of Tudor, Pickering, Holt & Co., Inc., a financial advisory firm, which employed an immediate family member of Mr. Pattarozzi. The Nominating and Governance Committee made a determination that this did not affect Mr. Pattarozzi’s independence because the family member was not an officer with the firm, did not have a direct or indirect material interest, and was not involved in any matter relating to the Company.
     To facilitate candid discussion by non-management directors, our non-management directors meet in executive sessions that are not attended by management in conjunction with each regular board meeting. Mr. Pattarozzi, as non-executive Chairman of the Board, is an independent director who presides over meetings of non-management directors and prepares the agenda for each such meeting. Each director is an equal participant in decisions made by the full board, and the independent directors communicate regularly with the Chief Executive Officer regarding appropriate board agenda topics and other board-related matters.
     The Board has an Anonymous Reporting Policy and Program to handle anonymously any employee complaint or alleged wrongdoing and to prohibit retaliation against any employee who makes a complaint or reports alleged wrongdoing. Any such complaint or report must be furnished to Ms. Priestly, Chairman of the Audit Committee. Additionally, we have an anonymous reporting hotline through a third party allowing employees to anonymously report any employee complaint or allegations of wrongdoing. Any stockholder wishing to communicate with the Board, any committee or any individual director, may do so pursuant to those instructions under Stockholder Communications With Directors.
Board Committees and Composition
     The Board has the following standing committees:
     Audit Committee. The Audit Committee, which currently consists of Ms. Priestly and Messrs. Bernhard, Kinnear, Powell and Voelker, met eight times during 2008. Ms. Priestly is the Chairman of the Audit Committee. Each of these directors was present for each of these meetings while he or she was a director. Mr. Kinnear became a member of this Committee on February 5, 2009. The Board has determined that no member of the Audit Committee may serve on the audit committees of more than three public companies.
     The principal functions of the Audit Committee are to (1) annually review and reassess the adequacy of its charter; (2) review the engagement of an independent registered public accounting firm, including the firm’s qualifications and independence; (3) review with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements; (4) review with management the Company’s major financial risk exposures; (5) review changes to the Company’s significant auditing and accounting principles and practices; (6) consult with the independent registered public accounting firm regarding the firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes; (7) review the significant reports prepared by the internal auditor; and (8) assist the Board in monitoring compliance with legal and regulatory requirements.
     The Board has determined that each of the members of the Audit Committee satisfies the standards of independence established under the Securities and Exchange Commission’s rules and regulations and listing standards of the New York Stock Exchange. The Board has further determined that each of the members of the Audit Committee is financially literate and is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.
     Compensation Committee. The Compensation Committee, which currently consists of Messrs. Christmas, Duplantis, Kinnear, Pattarozzi and Voelker, met six times during 2008. Mr. Christmas is the Chairman of the Compensation Committee. Each of these directors was present for each of these meetings while he was a director. Mr. Kinnear became a member of this Committee on February 5, 2009.
     The principal function of the Compensation Committee is to review and approve the compensation of the officers and other employees of the Company. In addition, the Compensation Committee administers the Company’s stock incentive and cash incentive compensation plans and has the authority to make grants pursuant to these plans. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer except as to options and/or restricted stock granted automatically to nonemployee directors under the 2004 Amended and Restated

Stock Incentive Plan (the “Stock Incentive Plan”). However, the Board has the authority to grant discretionary awards of restricted stock to nonemployee directors pursuant to the Stock Incentive Plan.
     The Board has determined that each of the members of the Compensation Committee satisfies the standards of independence established under the Securities and Exchange Commission’s rules and regulations and listing standards of the New York Stock Exchange.
     Reserves Committee. The Reserves Committee, which currently consists of Ms. Priestly and Messrs. Duplantis, Laborde and Pattarozzi, met four times during 2008. Mr. Laborde is the Chairman of the Reserves Committee. Each of these directors was present for each of these meetings. The principal function of the Reserves Committee is to assist the Company’s management in reviewing and assessing the Company’s policies and procedures in estimating proved reserves.
     Nominating and Governance Committee. The Nominating and Governance Committee, which currently consists of Messrs. Bernhard, Christmas, Duplantis, Kinnear, Laborde, Pattarozzi, Powell and Voelker and Ms. Priestly, met four times during 2008. Mr. Duplantis is the Chairman of the Nominating and Governance Committee. Each of these directors was present for each of these meetings while he or she was a director. Mr. Kinnear became a member of this Committee on February 5, 2009, and Mr. Laborde became a member of this Committee on March 23, 2009.
     The principal functions of the Nominating and Governance Committee are to (1) assist the Company’s Directors in selecting individuals to be nominated for election to serve as directors and to serve on various committees; (2) annually review and reassess the adequacy of its charter; (3) lead the Board in its annual review of the Board’s performance; and (4) review and assess the adequacy of the Company’s Corporate Governance Guidelines.
     The Nominating and Governance Committee will consider nominees recommended by stockholders in accordance with the procedures described below under “Consideration of Director Nominees.”
     The Board has determined that each of the members of the Nominating and Governance Committee satisfies the standards of independence established under the listing standards of the New York Stock Exchange.
     Non-Management Directors. The Non-Management Directors, who currently are Messrs. Bernhard, Christmas, Duplantis, Kinnear, Laborde, Pattarozzi, Powell and Voelker and Ms. Priestly, met in executive session four times during 2008. Each of these directors was present for each of these meetings while he or she was a director. The Non-Management Directors meet at regularly scheduled executive sessions without management to review and assess the strategic direction of the Company and management’s performance and to assist in planning for the succession of executive officers. Mr. Pattarozzi, as non-executive Chairman of the Board, presides over meetings of the non-management directors.
     Executive, Investment and Pricing Committees. The Executive Committee, the Investment Committee, and the Pricing Committee, respectively, were each dissolved by the Board in 2008 and did not meet in 2008.
Compensation Committee Interlocks and Insider Participation
     No member of the Compensation Committee is now, or at any time since the beginning of 2008 has been, employed by or served as an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure with the Company or any of its subsidiaries. None of the Company’s executive officers are now, or at any time has been, since the beginning of 2008, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of the Company’s Board or Compensation Committee.
Consideration of Director Nominees
     Stockholder Nominees. The Nominating and Governance Committee will consider all properly submitted stockholder recommendations of candidates for election to the Board. The Company’s Bylaws permit stockholders to nominate candidates for election to the Board provided that such nominees are recommended in writing pursuant to Article III, Section 13 of the Company’s Bylaws not earlier than 120 days and not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of the Company’s stockholders. Director nominations for the 2010 Annual Meeting of Stockholders should be received no earlier than January 27, 2010 and not later than February 26, 2010. In evaluating the recommendations of stockholders for director nominees, as with all other possible director nominees, the Nominating and Governance Committee will address the membership criteria set forth under “—Director Qualifications.” There have been no material changes in the procedures by which stockholders may recommend director nominees.

     Any stockholder recommendations for director nominees should comply with the notice requirements set forth in Article III, Section 13 of the Company’s Bylaws and should be sent in writing to:
Stone Energy Corporation
Attention: Secretary
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0426 fax
     Detailed information for submitting recommendations for director nominees is available upon written request to the Company’s Secretary at the address listed above.
     Identifying and Evaluating Nominees for Directors. The Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board. The Nominating and Governance Committee evaluates candidates for nomination to the Board, including those recommended by stockholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the 2009 Annual Meeting. Stockholders may recommend possible director nominees for consideration by the Nominating and Governance Committee as indicated above. No stockholders of the Company recommended director nominees for the 2009 Annual Meeting.
     Director Qualifications. Our Corporate Governance Guidelines contain qualifications that apply to nominees as directors recommended by the Nominating and Governance Committee. All candidates must possess the requisite skills and characteristics the Board deems necessary. In addition to an assessment of a director’s qualification as independent, the Nominating and Governance Committee considers diversity, age, skills, and experience in the context of the needs of the Board as to the long-term corporate needs for new and supplemental board expertise. In addition, the Board looks for recognized achievement and reputation, an ability to contribute to specific aspects of the Company’s activities and the willingness to commit the time and effort required, including attendance at Board meetings and committee meetings of which he or she is a member.
     The Company’s Corporate Governance Guidelines require that a majority of the directors meet the criteria for independence required by the New York Stock Exchange, and the Nominating and Governance Committee considers the independence standards as part of its process in evaluating director nominees. In accordance with these standards, a director must be determined to have no material relationship with the Company other than as a director to be considered independent.
Processes and Procedures for Determining Executive and Director Compensation
     The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers. The Compensation Committee has overall responsibility for approving and evaluating the annual employee incentive compensation plan amount as well as the director and officer compensation plans, policies and programs of the Company. The Compensation Committee is also responsible for reviewing and discussing the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and signing the report included in this proxy statement under the caption “Compensation Committee Report.” The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director or senior executive compensation and has the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Compensation Committee may form and delegate authority to subcommittees when appropriate.
     The Compensation Committee annually reviews and approves corporate goals and objectives relevant to senior executive compensation, evaluates the senior executives’ performance in light of those goals and objectives, and recommends to the Board the compensation levels of the Chief Executive Officer (“CEO”) based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years. The Compensation Committee annually reviews and makes recommendations to the Board with respect to the compensation of all directors, officers and other key executives, including incentive-compensation plans, equity-based plans, and the grant or award of “perquisites.” The Compensation

Committee annually reviews and approves, for the CEO, the executive officers, and any other person whose total compensation is reasonably likely to equal or exceed the total compensation of any member of senior management (1) the annual base salary level, (2) the annual incentive opportunity level, (3) the long-term incentive opportunity level, (4) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (5) any special or supplemental benefits.
     Please see “Compensation Discussion and Analysis” for additional information on the roles of compensation consultants, if any, and our management team in determining the form and amount of executive compensation.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company’s executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are also required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of copies of such forms received by it, the Company believes that, during the period from January 1, 2008 to March 31, 2009, its officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements of Section 16(a), except that Mr. Bernhard was late in filing four Form 4 filings due to his broker’s delay in communicating these sales, Mr. Voelker was late in filing a Form 4 covering two transactions, Mr. Pierret was late in filing a Form 4 covering two transactions, and Mr. Welch was late in filing a Form 4 covering one transaction. The Board approved awards of restricted shares and stock options to the Company’s officers at its November 2008 meeting, but the awards were effective as of January 15, 2009, and, therefore, the Form 4 filings for these awards were made within two days of January 15, 2009; the Company considers these filings to have been timely filed.

COMPENSATION DISCUSSION AND ANALYSIS
     The following Compensation Discussion and Analysis describes the material elements of compensation for Stone Energy Corporation’s executive officers, including the individuals who served during fiscal 2008 as our CEO and Chief Financial Officer, respectively, as well as the other individuals included in the Summary Compensation Table (“Named Executive Officers” or “NEOs”). As more fully described below, the Compensation Committee makes all decisions for the total direct compensation (base salary, incentive plan and other bonus awards, stock options, and restricted stock) of the executive officers, including the NEOs. The day-to-day design and administration of health, welfare, sick leave, vacation, and relocation plans, policies and procedures applicable to salaried employees in general are handled by our Vice President, Human Resources and Administration. The Compensation Committee remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies.
Compensation Objectives and Philosophy
     The Board and the Compensation Committee believe that the most effective executive compensation program is one designed to reward the achievement of our specific annual, long-term and strategic goals and align executives’ interests with those of the stockholders with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that we maintain the ability to attract and retain superior employees in key positions and that overall compensation remains competitive relative to compensation paid by our Peer Group (identified below). The compensation objectives are to attract and retain the workforce that helps ensure our future success, to motivate and inspire employee behavior that fosters success, to support our culture and overall business objectives, and to provide our stockholders with a superior rate of return over time.
     Our overall compensation philosophy is based on the subjective evaluation of each individual employee within the context of and in consideration of three sets of parameters: (1) competitive employment market dynamics, (2) the Company’s absolute and relative performance, and (3) the individual’s performance and contribution. The Compensation Committee and management use these three factors in determining an individual employee’s total compensation.
Competitive employment market dynamics: The oil and gas industry is currently highly competitive for experienced workers, primarily in the technical fields. Our goal is to pay competitively in the industry. We utilize a third party survey to ensure awareness of the competitive dynamics of employee and officer compensation. To the extent possible, we attempt to align the interests of employees, including officers, with the interests of our stockholders. However, while equity awards are the most logical way to align those interests, we are aware that equity awards also increase dilution by increasing the total number of shares outstanding. The Board and the Compensation Committee attempt to strike a balance to provide those elements and quantities of compensation needed to attract and retain valuable employees and also provide our stockholders with reasonable rates of return over time.
Our long-term incentive program is geared to the competitive employee marketplace and is also designed to align the employees with the stockholders. Each eligible classification of employee has a market-based target number of restricted shares to be granted as a long-term incentive.
The Company’s absolute and relative performance: Annually, the Compensation Committee sets minimum, target and stretch performance goals in stock performance, production, reserves, costs and safety, which apply to all officers and employees. Approximately 70% to 85% of the annual incentive compensation amount is tied to these goals as determined by the Compensation Committee each year. The Compensation Committee also retains the discretion to award a percentage of the annual bonus based on its subjective evaluation of our performance. For 2008 performance, the discretionary percentage was reduced to 15% and a relative per share performance parameter was added to further align employee and stockholder interests.
In the long term, we desire to outperform our peers in stockholder return. Thus, the long-term incentive program is tied to the performance of the Company’s stock relative to that of its Peer Group.
The individual’s performance and contribution: We have historically attempted to compensate an individual’s performance and contribution on an annual basis. Each employee, including officers, undergoes an annual performance appraisal with his immediate supervisor, which, in the case of officers, is the CEO, to determine whether the employee’s performance has been excellent, satisfactory or not satisfactory. These performance appraisals are used by management to recommend whether the employee receives the same percentage award as others in his group or receives some upward or downward adjustment to the target percentage award. Managers may also use scorecards to set goals for an individual or a group to establish performance. The Compensation Committee relies on the CEO’s assessments and the Compensation Committee’s own observations as to individual performance and contribution, which assessments are based on these appraisals as well as his own evaluations. Countering individual performance is the desire for team unity and performance.
Role of Executive Officers in Compensation Decisions
     The Compensation Committee makes all compensation decisions for the NEOs and approves equity awards to all of our officers. The CEO and the Vice President, Human Resources and Administration, provide information and/or make recommendations to the Compensation Committee concerning compensation, and the CEO has some discretion in making compensation decisions for employees other than officers. The Compensation Committee determines base salaries for executive officers, including the NEOs. The CEO proposes new base salary amounts based on his evaluation of individual performance and expected future contributions, a review of survey data to ensure competitive compensation against the external market, including the Peer Group, and comparison of the base salaries of the executive officers who report directly to the CEO to ensure internal equity. The CEO also makes recommendations to the Compensation Committee relating to measures, targets and similar items that affect compensation, and the CEO typically attends a portion of Compensation Committee meetings and reviews and discusses compensation matters with the Compensation Committee.
Benchmarking
     In order to achieve the objective of paying competitively within the oil and gas industry, the Compensation Committee uses a third-party market survey for the purpose of obtaining compensation and benefits data. The Compensation Committee generally uses the same benchmark data for each form of compensation and for each executive position. In 2008, we participated in a survey provided by Effective Compensation, Inc. (“ECI”), an independent consulting firm located in Denver, Colorado that specializes in working with clients to improve their organization’s efficiency through a competitive, focused total compensation process. The Annual Oil & Gas E&P Industry Compensation Survey provides data for over 270 jobs found in exploration and production firms in the United States. While participation varies from year to year, there were 119 participants in the 2008 survey.
     The Compensation Committee has primary responsibility for determining the compensation package for the named executive officers with the assistance of the Company’s CEO and the Compensation Committee’s independent compensation consulting firm, which was Towers Perrin (the “Compensation Consultant”) in 2008. The Compensation Consultant conducted a market survey for each of the Company’s eight officers, including the named executive officers, and the results were presented to the Chairman of the Compensation Committee. The Compensation Committee does not follow a strict formula in setting each element of compensation and total compensation and does not have an established formula for allocating executive compensation between cash and equity or short-term and long-term compensation. Instead, the Compensation Committee follows market practices relative to each component of compensation while remaining consistent with our executive compensation philosophy and objectives. The Compensation Committee utilizes the information provided by the Compensation Consultant and by the surveys described above to determine the appropriate level and form of compensation for each named executive officer. The Compensation Committee also takes into account experience, tenure in position, scope of responsibilities, performance, and any other factors the Compensation Committee deems relevant in setting compensation.
     The Compensation Committee compares each element of total compensation against a group of publicly-traded energy companies (collectively, the “Peer Group”), which are participants in the Annual Oil & Gas E&P Industry Compensation Survey. For the long-term incentive measure, which is based on the Company’s relative share price performance, we also use the Peer Group. The Peer Group, which is periodically reviewed and updated by the Compensation Committee, consists of companies against which the Compensation Committee believes we compete for stockholder investment.
     The Peer Group in 2008 consisted of the following companies:
•	ATP Oil and Gas Corporation,

•	Bois d’Arc Energy, Inc. (eliminated due to merger in August 2008),

•	Callon Petroleum Company,

•	Energy XXI (Bermuda) Limited,

•	Energy Partners, Ltd.,

•	Mariner Energy, Inc.,

•	McMoRan Exploration Company,

•	Newfield Exploration Company,

•	PetroQuest Energy, Inc.,

•	Swift Energy Company, and

•	W&T Offshore, Inc.
     In 2008, we eliminated Bois d’Arc Energy, Inc. (“Bois d’Arc”) from the Peer Group after we acquired it in a merger in August 2008.
     We compete with many larger companies for top executive talent and generally set base compensation below the market median, but we enable executives to earn a total possible compensation for NEOs at approximately the 75th percentile of total compensation if annual targets are met, and at the 90th percentile if stretch targets are met. Base pay is set at the lowest 25th percentile paid to similarly situated executives of participating companies, including the majority of the companies in the Annual Oil & Gas E&P Industry Compensation Survey and the Peer Group. Variations may occur due to the experience of an individual and other market factors. Over the long term, the Compensation Committee’s goal is to generate stockholder returns in excess of the average of the Annual Oil & Gas E&P Industry Compensation Survey and the Peer Group.
     A significant percentage of total compensation is allocated to incentives as a result of the philosophy outlined above. There is no official policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Compensation Committee reviews information provided by the Compensation Consultant to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is typically realized as a result of the performance of the Company and/or the individual, depending on the type of award, compared to established goals.
     We use the data from the Annual Oil & Gas E&P Industry Compensation Survey to match the executive positions to organization type, which for us is the Independent Public Company Category, then by revenue size. The data is segregated by position or job responsibilities for each of the executives, managers and all other employees. The data includes statistical distributions at the 25th, 50th, and 75th quartiles, as well as the average. We believe that the market data provided by the Annual Oil & Gas E&P Industry Compensation Survey provides sufficient information on competitive employment market dynamics to fashion a competitive compensation program designed to attract and retain those highly capable employees necessary to be competitive in our industry.
     To create greater alignment between stockholders and employee compensation, the employees, other than administrative or clerical employees, which include managers, professional and technical, have a base salary target at or below the 50th percentile (the bottom 25th percentile for officers) and then have the opportunity to earn higher bonus amounts if we meet certain targets for performance goals such as production growth, reserves growth/replacement, lower costs, safety performance, and stock price performance relative to the Peer Group.
CEO Compensation
     The Compensation Committee has reviewed all components of the CEO’s compensation, which components are more fully described below under Executive Compensation Components, including the following:
•	Base salary, bonus, cash incentive, and long-term compensation,

•	Accumulated realized and unrealized stock option and restricted stock gains,

•	Dollar value of perquisites and other personal benefits, and

•	Earnings and accumulated payment obligations under the Company’s nonqualified deferred compensation plan; the Company does not contribute discretionary or matching funds to this program.
     The Company does not have a supplemental executive retirement plan (SERP).
     The Compensation Committee has reviewed a tally sheet that was prepared setting forth all of the above components of CEO compensation and showing dollar amounts for the following three possible termination scenarios based on current CEO compensation and an assumed termination date of April 1, 2009:

•	Payment if resignation occurs outside the 24-month period following a change of control or without good reason during such 24-month period: $58,250;

•	Payment if employment is terminated by the Company without cause outside the 24-month period following a change of control: $3,242,909; and

•	Payment if, during the 24-month period following a change of control, employment is terminated by the Company without cause or resignation occurs for good reason: $4,475,001.
     The CEO is compensated for his individual performance in meeting strategic goals and milestones. The CEO’s incentive compensation is predicated primarily on the achievement of the relative stock performance, reserves, production, cost and safety goals which are set forth in the discussion below. In addition, the Compensation Committee considers certain strategic milestones which vary from year to year. In 2008, the Compensation Committee considered four such factors: (1) the merger with Bois d’Arc Energy, Inc., which was successfully completed in August 2008, (2) exceeding the Company’s stretch performance goal for safety, (3) exceeding the Company’s target performance goal for lease operating expenses, and (4) expanding the Company’s operations into Appalachia. The Compensation Committee did take these achievements into account in awarding equity compensation to the CEO and to the other executive officers. The Compensation Committee met with the CEO to discuss his performance for 2008 and to discuss his compensation, and the Compensation Committee then discussed the CEO performance with the Board. The CEO excused himself from deliberations on his compensation and abstained from voting on his compensation. While the Compensation Committee appreciated the accomplishments of the CEO in 2008, it was cautious in awarding cash incentive/discretionary bonus compensation due to factors such as the Company’s low stock price at year-end, low oil and gas prices, liquidity concerns, and the uncertain economic environment. The Compensation Committee is also mindful that base pay for our executive officers is set at the lowest 25th percentile paid to similarly situated executives of participating companies, including the majority of the companies in the Annual Oil & Gas E&P Industry Compensation Survey and the Peer Group.
     The Compensation Committee may grant equity awards to the named executive officers pursuant to the Company’s Stock Incentive Plan and its Long-Term Incentive Program, which are more fully described below under Stock Incentive Plan and under Long-Term Incentive Program.
     The Compensation Committee has the sole authority in hiring outside compensation consultants, and the Compensation Committee did hire and use Towers Perrin as a compensation consultant in 2008. The role of an outside compensation consultant is to assist the Compensation Committee to analyze executive pay packages or contracts and to understand the Company’s financial measures relating to compensation. Compensation is generally determined in the same manner for the other named executive officers as it is for the CEO.
Executive Compensation Components
     For the fiscal year ended December 31, 2008, the components of compensation for NEOs were:
•	base salary,

•	cash incentive/discretionary bonus compensation tied to the annual performance goals,

•	equity incentive compensation, and

•	perquisites and other benefit plans and programs sponsored by the Company.
     Base Salary. While the Compensation Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain personnel who are highly talented, the Compensation Committee has established a philosophy of generally providing more conservative base salaries (bottom 25th percentile for officers) and more aggressive incentive compensation opportunities than the market in order to strongly emphasize pay-for-performance. The specific competitive markets considered depend on the nature and level of the positions in question and the labor markets from which qualified individuals would be recruited. The Compensation Committee reviews the executive group’s salaries on an annual basis and adjusts them if they deviate substantially from the marketplace, including the Peer Group.
     Executive officer base salaries are based on job responsibilities and individual contribution, with reference to base salary levels of executives at the Peer Group and ECI survey companies, and these base salaries are included in determining severance and change in control benefits. The Compensation Committee also considers the expected tax treatment to the Company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation expenses in excess of $1 million to a covered employee in any fiscal year, although certain qualifying performance-based compensation is not subject to the limits on deductibility. The Compensation Committee currently considers the deductibility under Section 162(m) of compensation of its executives to the extent reasonably practical and consistent with the Company’s objectives, but the Compensation Committee may nonetheless approve compensation that does not fall within these requirements. The Compensation Committee may authorize compensation that results in amounts above the limits if it determines that such compensation is in the best interests of the Company.
     Cash Incentive/Discretionary Bonus Compensation. In February 2005, the Board approved and adopted the Revised (2005) Annual Incentive Compensation Plan, which provides for a maximum incentive pool equal to twice the aggregate base salaries of all Company employees for the relevant plan year. In November 2007, the Board amended and restated this plan to comply with Section 409A of the Internal Revenue Code. The Compensation Committee is responsible for determining the participants, performance criteria to be used, award levels and allocation of generated incentives. Any allocated incentives are awarded to individuals, including executive officers, based upon a combination of company and individual performance factors. The overall objective for the Plan is to reward officers and employees only if our stockholders have been appropriately rewarded for their investment in the Company.  The Compensation Committee is not required to reward individuals solely for the achievement of the performance goals set forth below, and the Compensation Committee intends to grant awards for performance only after taking into account the overall performance of the Company, the performance and contribution by individuals, and the long-term returns of our stockholders. The Compensation Committee is not required to grant awards for all amounts available under this plan. In 2008, the Compensation Committee awarded incentive compensation for named executive officers based solely on the points earned in 2008, resulting in awards equaling 40% of base salary. The Compensation Committee did not award any discretionary bonus amounts for 2008 performance due to the decrease in the Company’s stock price in the fourth quarter, low oil and gas prices, liquidity concerns, and the uncertain economic environment.
     In compensating the other named executives, the CEO and Compensation Committee also considered the contributions of each of these individuals to the achievement of the reserves, production, cost and safety goals as well as other factors, such as the strategic milestones considered for the CEO’s compensation and which vary from year to year.
     We believe that attracting, motivating and retaining highly qualified, highly capable employees is critical to our success. We have designed our compensation program to attract, motivate and retain top quality employees. The compensation program is also designed to align employee rewards with shareholder returns. To attract, motivate and retain employees, the base salaries must be market competitive or other elements of compensation must be added to make compensation market competitive. To align stockholder returns and employee rewards, the bonus program is tied to the drivers of value and profit creation. Those drivers include the relative stock performance, reserves, production, cost and safety goals. Increasing reserves and production while managing costs and safety increase the value of the Company, which should lead to realizing greater shareholder value.
     Under the plan, annual cash incentive payments are primarily tied to several performance criteria determined by the Compensation Committee on an annual basis. The Compensation Committee established the following 2008 performance goals for the Plan and their relative weighting:
•	growing reserves (20%),

•	growing production (20%),

•	managing lease operating expenses (15%),

•	managing total recordable incident rates for safety matters (10%),

•	relative stock performance (20%), and

•	a discretionary portion (15% ).
     We selected these business metrics because they are the primary operating metrics that we use in evaluating our performance. The production measure was the average daily rate of production during 2008. The reserves measure was the amount of estimated proved reserves booked during 2008 as a result of drilling activity authorized by the $395 million capital expenditures budget. The reserves measure excluded revisions due to pricing and significant acquisitions. The Compensation Committee added a new metric for 2008 to address the relative ranking of our stock price performance as compared to our Peer Group of eleven companies. This factor was added to reinforce our objective that compensation be tied to our performance and increasing stockholder value. For 2008, the lease operating expenses factor was the total dollar amount attributable to base lease operating expenses, including major maintenance and insurance premiums. The total recordable incident rate factor is the number of safety incidents per 200,000 man-hours worked for employees and certain contractors. The discretionary factor is within the sole discretion of the Compensation Committee.
     To achieve the full points allocated for a particular measure, the target amount must be achieved, and no points are earned if less than the minimum amount is achieved. Achieving the stretch amount earns 200% of the points for that measure and should be difficult but highly advantageous to the Company to achieve. In 2008, the Company achieved the stretch points for safety and a portion of the stretch points for lease operating expenses. To the extent that performance criteria are met, an incentive pool is generated from which annual cash incentive payments are awarded. The amount of the incentive pool, however, may not exceed twice the aggregate base salaries of all Company employees for the relevant plan year.
     For the 2008 performance year, a Company-wide total of $4.0 million for cash incentive/bonus compensation was paid on March 5, 2009. Awards granted to the NEOs for the 2008 performance year are presented under “Bonus” and “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
     As approved by the Compensation Committee and the Board, there were five measures of performance with associated targets plus one discretionary measure used to determine the amounts earned for cash incentive compensation in 2008. Achieving the target performance for all measures would yield a score of 85 points. An additional 15 points could be awarded in the sole discretion of the Compensation Committee. Earning 100 points results in an annual cash incentive opportunity for each executive officer of the Company of 100% of annual base salary. For 2008, the Compensation Committee determined that forty (40) points had been earned, which did not include any discretionary points. The Compensation Committee did not award any discretionary points primarily because the Company’s stock price declined substantially by year-end and also to help the Company’s liquidity. The forty (40) earned points were attributable to the Company’s exceeding the target goal for lease operating expenses to earn twenty (20) points and exceeding the stretch goal for safety to earn twenty (20) points.
     The target points and earned points for each of the performance measures in 2008 are set forth below:

	Target Points	Earned Points
Reserves	20	0
Production	20	0
Lease Operating Expenses	15	20
Safety (total recordable incident rate)	10	20
Relative Stock Performance	20	0
Discretionary	15	0

Total	100	40
     The Compensation Committee and the Board originally approved the following performance measures and targets to be used in determining the annual cash incentive compensation pool for 2008:

				Target
Factor	Minimum	Target	Stretch	Points
Reserves (Bcfe)	60	71	90	20

Production (MMcfe/d)	175	195	215	20

Total LOE ($MM)	$150	$145	$130	15

Safety (Total Recordable Incident Rate)	1.05	0.85	.065	10

Relative Stock Performance	#7	#3	#1	20

Discretionary				15
     For 2008, the operating metrics were defined as they were in 2007, except that the reserves measure was the amount of estimated proved reserves booked during 2008 as a result of drilling activity authorized by the $395 million capital expenditures budget. The reserves measure excluded revisions due to pricing and significant acquisitions. In addition, the Compensation Committee approved the addition of a new metric to address the relative ranking of our stock price performance as compared to our Peer Group. This factor was added to reinforce our objective that compensation be tied to our performance and increasing stockholder value. For 2008, the lease operating expenses factor was the total dollar amount attributable to base lease operating expenses, including major maintenance and insurance premiums.
     Subsequent to the merger with Bois d’Arc, the Compensation Committee and the Board revised the performance goals to be used in determining the annual cash incentive compensation pool in 2008:

				Target
Factor	Minimum	Target	Stretch	Points
Reserves (Bcfe)	700	720	750	20

Production (MMcfe/d)	210	235	260	20

Total LOE ($MM)	$150	$145	$135	15

Safety (Total Recordable Incident Rate)	1.05	0.85	.065	10

Relative Stock Performance	#7	#3	#1	20

Discretionary				15
     The reserves goal was revised to include the total year-end estimated proved reserves rather than an increase in reserves. Production was to include production from the former Bois d’Arc properties for the last four months of 2008. LOE and Safety goals excluded the Bois d’Arc properties for 2008.
     The Compensation Committee and the Board have established the 2009 performance goals for the Plan, and the performance factors include growing reserves (20%), managing liquidity (20%), managing total recordable incident rates for safety matters (10%), the performance of the Company’s stock price relative to its peers (25%), and a 25% factor in the sole discretion of the Compensation Committee and the Board. The overall objective for the Plan is to reward officers and employees only if our stockholders have been appropriately rewarded for their investment in the Company.  The Compensation Committee is not required to reward individuals solely for the achievement of the performance goals set forth below, and the Compensation Committee intends to grant awards for performance only after taking into account the overall performance of the Company, the performance and contribution by individuals, and the long-term returns of our stockholders. The Board has determined that these performance factors and goals will not provide rewards for taking undue risks. These performance goals will be used in determining the annual cash incentive compensation pool in 2009:

				Target
Factor	Minimum	Target	Stretch	Points
Reserves (Bcfe)	40	60	80	20

Liquidity (excess cash flow in $ millions)	0	$30	$90	20

Safety (Total Recordable Incident Rate)	1.05	0.85	.065	10

Relative Stock Performance	#7	#3	#1	25

Discretionary				25
     The reserves goal represents an increase in reserves over the 2008 year-end estimated proved reserves through drilling, performance revisions, and minor acquisitions, but excluding the effects of price revisions. The liquidity goal represents the annual excess cash flow generated after capital expenditures but before any debt reduction, share repurchases, debt or equity proceeds, and/or asset sales.  The liquidity goal was added to recognize the tight credit environment and to address the need to generate cash flow for debt reduction during the year. The total recordable incident rate goal is the number of safety incidents per 200,000 man-hours worked for employees and certain contractors. The relative stock performance goal is the Company’s ranking in stock price performance for 2009 measured against the stock price performance for 2009 of each of the Peer Group. The discretionary component will be based in part on the Company’s 2009 performance in generating production volumes and keeping operating expenses within the annual guidance provided to investors, expanding the Company’s property portfolio, upgrading the Company’s property base through selected divestitures, an increase in the Company’s absolute stock price and overall risk mitigation.

     Stock Incentive Plan. Stock option and restricted stock grants are designed to align the long-term interests of the Company’s employees with those of its stockholders by directly linking compensation to stockholder return, as well as by enabling employees to develop and maintain a significant, long-term equity ownership position in the Company. The Company’s 2004 Amended and Restated Stock Incentive Plan (“Stock Incentive Plan”) currently authorizes the Compensation Committee to award stock incentives for up to 4,225,000 shares of common stock. The Compensation Committee grants non-statutory options at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Options granted to employees have 10-year terms, with exercise restrictions that lapse over a five-year period. Options granted to non-employee directors have had 5-year terms, with exercise restrictions that lapse over a three-year period. The Stock Incentive Plan requires stockholder approval to amend any outstanding option contract to lower the option price. Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value (average of the Company’s high and low stock price) on the grant date. The Company’s long-term performance ultimately determines the value of stock options because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price. Restricted stock grants are to fully vest in two or more years at the discretion of the Compensation Committee, and, with very few exceptions, the restricted stock grants fully vest in three years. In 2008, there was a total of 318,646 shares granted (restricted stock and shares subject to stock options) pursuant to the plan.
     The Compensation Committee determines the equity-based compensation for all executive officers. In 2008, the Compensation Committee utilized the most recent market data available from ECI and from the proxy statements of the Company’s peer group, which data was for the 2007 calendar year, to assist in determining the most recent equity awards. The Compensation Committee also hired Towers Perrin to advise and consult on executive compensation. The Compensation Committee considered several factors in determining the equity-based portion of executive compensation; these factors included compensation paid to the Company’s peer group relative to performance, the Company’s stock price performance relative to its peers, individual executive performance against strategic milestones such as success in acquiring Bois d’Arc Energy, Inc., acquiring acreage in the Marcellus shale play in Appalachia, acquiring deepwater leases in the competitive federal lease sales, current and anticipated future strategic positioning of the Company relative to its peers, and executive retention. For 2009, the Compensation Committee intends to determine equity-based compensation in the same manner as it did for 2008. For 2010, the Compensation Committee will begin setting and disclosing in the proxy statement target ranges for equity compensation to be granted in early 2011 based upon performance in 2010.
     Long-Term Incentive Program. The implementation of the Long-Term Incentive Program (“LTIP”) in 2006 was designed to provide compensation for performance and be competitive for similar positions in the marketplace. The size of the awards under the LTIP is determined by the Company’s prior year performance. However, the performance factor was not used in determining the awards granted in 2006 and January of 2007 due to merger discussions in 2006 and our desire to facilitate retention objectives by providing awards that were at the target level subject to time-based vesting requirements. In 2008, the performance factor was 1.0 and, therefore, did not affect the equity awards.
     The LTIP creates guidelines established by the Compensation Committee pursuant to which grants of restricted shares are made pursuant to the Stock Incentive Plan. Long-term incentive grants to executive officers are based on job responsibilities and potential for individual contributions, with reference to the levels of total compensation of executives at the Peer Group and ECI survey companies. When it makes grants, the Compensation Committee also considers prior grants of stock options and restricted shares, and the Compensation Committee exercises judgment and discretion in view of these criteria and its general policies. Participants receive awards of restricted shares 50% of which are based solely on market competitive dynamics and 50% of which are based on a defined performance factor; the restrictions on the restricted shares awarded lapse over a three-year period. Mr. Welch has a provision in his employment agreement providing that, after he has completed five consecutive years of employment with the Company as President and CEO, the Board will agree that he will not be required to forfeit upon his retirement any unvested stock options or restricted shares that were granted to him and the options will continue to vest and the restrictions will continue to lapse without his being an employee. Mr. Welch completed five consecutive years of employment with the Company as President and CEO on April 1, 2009, and, therefore, there is no risk of forfeiture upon his retirement.
     The defined performance factor for 2007 was a relative share price factor (RSPF) that was designed to yield a value of 0.5 for poor performance and a 1.5 value for outstanding performance. The defined performance factor for 2007 was 1.25 because the Company was tied for third in the relative peer position based on the Company’s stock relative share price factor (averaging 1.3 for third place and 1.2 for fourth place resulted in 1.25). The restricted stock and stock option awards in January 2008 reflected this 2007 performance factor. There was no 2006 performance factor used in granting awards in 2006 and January 2007, and, therefore, awards in 2006 and January 2007 were granted solely at the target level (1.0). Similarly, the performance factor used in granting awards in 2008 was 1.0, which had the same result as not using a performance factor because the Company’s relative peer position was 7. Poor performance is defined as the change in percentage share price being in the bottom of the Peer Group and outstanding performance as the change in percentage share price being in the top of the Peer Group with interpolation as per the table below. Thus, if performance was better than average, the LTI shares awarded would have been greater than target and if performance was worse than average, the LTI shares awarded would have been lower than target.
     The table below shows the relative ranking of the Company in the Peer Group and the corresponding relative share price performance factor (RSPF). For example, if the Company is in the number 3 position in the Peer Group performance (i.e. the Company’s average daily share price change relative to the peers), then the share multiplier would be 1.3, if the Company is in the number 12 position, then the share multiplier would be 0.5. For 2007, the Company was tied for the number 3 position, and, therefore, it averaged the number 3 and 4 positions (1.3 and 1.2) to achieve a 1.25 performance factor. This performance factor, used in granting restricted stock awards in January 2008, affects one-half of the target number of shares, and, for example, if an executive is targeted for 7,000 shares, 3,500 shares would be multiplied times 1.25 to result in a total award of 7,875 (3,500 plus 4,375) shares. The 2007 performance levels affected the size of awards made in 2008. The 2008 performance levels had no effect on the size of the awards made in 2009 because the Company was in a peer position of 7, which is a performance factor of 1.0 and results in not increasing or decreasing the award due to relative peer position.

Relative Peer
Position (RPP)	RSPF	RPP	RSPF
1	1.5	7	1.0

2	1.5	8	0.9

3	1.3	9	0.8

4	1.2	10	0.7

5	1.1	11	0.5

6	1.0	12	0.5
     401(k) Plan. Under our 401(k) profit sharing plan, eligible employees are permitted to defer receipt of up to 60% of their compensation up to a maximum amount, plus up to an additional $5,500 catch-up adjustment for employees age 50 or over (subject to certain limitations imposed under the Code). The plan provides that a discretionary match of employee deferrals, before catch-up adjustments, may be made by the Company, at its discretion, in cash or shares of common stock. During the year ended December 31, 2008, and since the inception of this plan, we have made annual matching contributions of $1 for every $2 contributed by an employee, excluding catch-up contributions.
     Deferred Compensation Plan. The Stone Energy Corporation Deferred Compensation Plan provides eligible executives and other highly compensated individuals with the option to defer up to 100% of their compensation for a calendar year, and the Compensation Committee may, at its discretion, match a portion or all of the participant’s deferral based upon a percentage determined by the Board. The amounts held under the plan are invested in various investment funds maintained by a third party in accordance with the direction of each participant. During the year ended December 31, 2008, and since the inception of this plan, there were no matching contributions made by the Company, and the Compensation Committee does not anticipate any matching contributions in 2009.
     Perquisites and Other Benefits. Perquisites and other benefits represent a small part of our overall compensation package. These benefits help us attract and retain senior level executives and are reviewed periodically to ensure that they are competitive with industry norms. The perquisites for the CFO and for Mr. Smith included inducements to move to the Company’s headquarters in Lafayette, Louisiana, consisting of temporary housing assistance (now expired) with cash payments to cover the tax liability for the imputed value of such assistance. We also sponsor membership in golf or social clubs for certain senior executives who have responsibility for entertainment deemed necessary or desirable to conduct business and recruit employees.
     The NEOs also participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits that are available to all employees on a non-discriminatory basis. However, the Company continues to pay life insurance premiums for policies that were purchased for the benefit of its officers in prior years, with Mr. Gates being the only current NEO with such a policy. The Company’s Employee Benefit Plan (restated on January 1, 2008, revised on January 1, 2009) provides health and welfare benefits for all Company employees.
     Severance Plan and Change of Control Plans. Our severance and change of control plans are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. We believe that providing consistent, competitive levels of severance protection to senior executives helps minimize distraction during times of uncertainty and helps to retain key employees. The severance plans provide benefits to ease an employee’s transition due to the unexpected employment termination by the Company due to ongoing changes in the Company’s employment needs. The Compensation Committee is responsible for administering these policies and plans.
     Tax Deductibility of Pay. The Compensation Committee also considers the expected tax treatment to the Company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation expenses in excess of $1 million to a covered employee in any fiscal year, although certain qualifying performance-based compensation is not subject to the limits on deductibility. The Compensation Committee currently considers the deductibility under Section 162(m) of compensation of its executives to the extent reasonably practical and consistent with the Company’s objectives, but the Compensation Committee may nonetheless approve compensation that does not fall within these requirements. The Compensation Committee may authorize compensation that results in amounts above the limits if it determines that such compensation is in the best interests of the Company. None of the Company’s officers or employees received more than $1 million in base salary in 2006, 2007 or 2008.
     Sections 280G and 4999. We provide our CEO and CFO with certain tax protection in the form of a gross-up payment to reimburse the executive for any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, as well as any additional income taxes resulting from such reimbursement. Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change of control. Aggregate payments as a result of a change of control must exceed three (3) times the executive’s base amount in order to be considered a parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to these executives who are displaced in the event of a change of control. We believe the provision of tax protection for excess parachute payments for these executive officers is consistent with market practice, is a valuable executive retention tool, and is consistent with the objectives of our overall executive compensation program.
     Section 409A. We have amended our plans as necessary to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
     Accounting for Stock-Based Compensation. We are accounting for stock-based payments in accordance with the requirements of Statement of Financial Accounting Standard 123(R).
     Stock Ownership Guidelines. On November 20, 2008, the Board adopted Stock Ownership Guidelines, which were amended on April 1, 2009, for the directors and officers of the Company, which guidelines are designed to further align their interests with those of the stockholders of the Company and are summarized below.
Beginning in 2008, the directors and officers of the Company will have certain stock ownership guidelines with which to comply. The guidelines will become fully effective as of December 31, 2013. However, any individual who subsequently becomes a director or an officer will be required to comply with the minimum stock ownership guidelines as of December 31 after five (5) years from his or her becoming a director or an officer.
The following stock ownership guidelines will apply, based on the annual salary in effect for each applicable individual as of January 1 of that year:

Individual	Multiple of Salary
Chief Executive Officer	Five times salary
Nonemployee Director	Four times annual stipend or retainer
Senior Vice President	Three times salary
Vice President	Two times salary

The guidelines provide that (i) restricted stock will be included in determining the stock ownership of an individual and (ii) that the value of the Company’s stock as of December 31 of a given year used in determining the number of shares needed to comply with the guidelines will be the average price of the Company’s stock during the previous month of August of that same calendar year. For each officer of the Company, the guidelines will be reduced fifteen percent (15%) per year beginning on the 61st anniversary of the birth date of the officer, such that the officer need comply with only 85% of the guidelines after age 61, 70% after age 62, 55% after age 63, 40% after age 64, and 25% after age 65 and thereafter until retirement from or other termination of employment with the Company. The Board of Directors of the Company may amend or terminate these stock ownership guidelines in its sole discretion, at any time or from time to time, in the aggregate or for any individual, based on market conditions or an individual’s circumstances or for any other reason.

COMPENSATION COMMITTEE REPORT
The Compensation Committee does hereby state that:
(A)	The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management; and

(B)	Based on the review and discussions with management, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in Stone Energy Corporation’s proxy statement and incorporated by reference into Stone Energy Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
Compensation Committee,
George R. Christmas — Chairman
B. J. Duplantis
Peter D. Kinnear
Richard A. Pattarozzi
David R. Voelker

EXECUTIVE COMPENSATION
Summary Compensation
     The following table sets forth the compensation earned by the NEOs for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2008, December 31, 2007, and December 31, 2006.
SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All Other
				Stock	Option	Plan	Compen-	Compen-
Name and			Bonus	Awards	Awards	Compensation	sation	sation	Total
Principal Position	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($) (4)	Earnings ($)	($) (5)	($)
David H. Welch	2008	$500,000	$—	$2,069,109	$1,283,939	$200,000	$—	$18,506	$4,071,554
President and Chief	2007	465,000	136,250	1,190,364	797,966	408,750	—	17,864	3,016,194
Executive Officer	2006	430,000	193,500	942,572	698,649	236,500	—	17,251	2,518,472

Kenneth H. Beer	2008	320,000	—	558,322	231,526	128,000	—	7,750	1,245,598
Senior Vice President,	2007	295,000	87,500	465,300	161,060	262,500	—	13,616	1,284,976
Chief Financial Officer	2006	275,000	123,750	354,667	133,740	151,250	—	43,174	1,081,581

Jerome F. Wenzel, Jr.	2008	250,000	—	316,312	38,260	100,000	—	7,990	712,562
Senior Vice President,	2007	230,000	72,500	223,447	38,260	217,500	—	7,750	789,457
Operations/Exploitation	2006	208,646	93,891	206,452	38,260	114,755	—	17,500	679,504

Richard L. Smith	2008	230,000	—	310,610	—	92,000	—	58,110	690,720
Senior Vice President,	2007	102,026	—	49,139	—	—	—	35,773	186,938
Exploration and Business	2006	—	—	—	—	—	—	—	—
Development

Andrew L. Gates, III	2008	230,000	—	272,399	11,703	92,000	—	11,610	617,712
Senior Vice President,	2007	220,000	55,000	219,016	65,679	165,000	—	11,540	736,235
General Counsel,	2006	200,000	90,000	141,573	83,027	110,000	—	11,000	635,600
Secretary

(1)	The amounts reflected in the Bonus column for 2006 represent bonuses paid in March 2007 that related to service in 2006, which were discretionary awards granted to encourage employee retention and stabilization necessitated by merger activities in 2006. The amounts reflected in the Bonus column for 2007 represent bonuses paid in March 2008 that related to service in 2007, which were discretionary awards granted by the Compensation Committee.

(2)	Restricted stock awards were made pursuant to our 2004 Amended and Restated Stock Incentive Plan. The value shown for the stock awards reflects amounts recognized in 2008 for financial reporting purposes under FAS123(R) for restricted stock awards granted during and prior to fiscal 2008, except that estimates of forfeitures related to service-based vesting conditions have been disregarded. See Note 11 to our audited financial statements included in our Form 10-K for the year ended December 31, 2008 for a complete description of the FAS123(R) valuation, including the assumptions used.

(3)	Stock option awards were made pursuant to our 2004 Amended and Restated Stock Incentive Plan. The value shown for the option awards reflects amounts recognized in 2008 for financial reporting purposes under FAS 123(R) for stock option awards granted during and prior to fiscal 2008, except that estimates of forfeitures related to service-based vesting conditions have been disregarded. See Note 11 to our audited financial statements included in our Form 10-K for the year ended December 31, 2008 for a complete description of the FAS123(R) valuation, including the assumptions used.

(4)	The amounts reflected in the Non-Equity Incentive Plan Compensation column relate to services provided for the applicable fiscal year. Such amounts were earned pursuant to the annual incentive compensation plan.

(5)	The following table provides detail for the All Other Compensation column in the Summary Compensation Table for each of the named NEOs in 2008:

	Mr.		Mr.		Mr.
	Welch	Mr. Beer	Wenzel	Mr. Smith	Gates
Company 401(k) match	$7,750	$7,750	$7,750	$7,750	$7,750
Life insurance premiums	—	—	—	—	3,500
Annual dues for club memberships	10,756	—	240	360	360
Housing allowance	—	—	—	50,000	—

	$18,506	$7,750	$7,990	$58,110	$11,610

The following table provides detail for the All Other Compensation column in the Summary Compensation Table for each of the named NEOs in 2007:

	Mr.		Mr.		Mr.
	Welch	Mr. Beer	Wenzel	Mr. Smith	Gates
Company 401(k) match	$7,750	$7,750	$7,750	$3,878	$7,750
Life insurance premiums	—	—	—	—	3,500
Annual dues for club memberships	10,114	60	—	120	290
Housing allowance	—	4,000	—	21,893	—
Tax gross-up on housing allowance	—	1,806	—	9,882	—

	$17,864	$13,616	$7,750	$35,773	$11,540

The following table provides detail for the All Other Compensation column in the Summary Compensation Table for each of the named NEOs in 2006:

	Mr.		Mr.		Mr.
	Welch	Mr. Beer	Wenzel	Mr. Smith	Gates
Company 401(k) match	$7,500	$7,500	$7,500	$—	$7,500
Life insurance premiums	—	—	—	—	3,500
Annual dues for club memberships	9,751	—	—	—	—
Moving allowance	—	—	10,000	—	—
Housing allowance	—	24,811	—	—	—
Tax gross-up on housing allowance	—	10,863	—	—	—

	$17,251	$43,174	$17,500	$—	$11,000

Grants of Plan Based Awards
     The following table discloses detail regarding equity awards during the fiscal year ended 2008 under plan-based grants for the NEOs. It also discloses potential future payouts under the Company’s non-equity incentive plan.
2008 GRANTS OF PLAN BASED AWARDS TABLE

									All Other
									Option
								All Other	Awards:	Exer-
								Stock	Number	cise or
								Awards:	of Securi-	Base	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number	ties	Price of	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive			of Shares	Underly-	Option	of Stock
		Plan Awards (1)			Plan Awards (2)			of Stock	ing	Awards	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	($/Sh)	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	(3)	($) (4)
David H. Welch	1/15/08	—	—	—	—	—	—	28,125	—	—	$1,256,344
	1/15/08	—	—	—	—	—	—	—	25,000	$44.67	$612,750
	—	—	$500,000	$1,000,000	N/A	N/A	N/A	—	—	—	—

Kenneth H. Beer	1/15/08	—	—	—	—	—	—	16,875	—	—	$753,806
	1/15/08	—	—	—	—	—	—	—	15,000	$44.67	$367,650
	—	—	$320,000	$640,000	N/A	N/A	N/A	—	—	—	—

Jerome F. Wenzel, Jr.	1/15/08	—	—	—	—	—	—	10,125	—	—	$452,284
	—	—	$250,000	$500,000	N/A	N/A	N/A	—	—	—	—

Richard L. Smith	1/15/08	—	—	—	—	—	—	9,000	—	—	$402,030
	5/15/08	—	—	—	—	—	—	4,500	—	—	$308,408
	—	—	$230,000	$460,000	N/A	N/A	N/A	—	—	—	—

Andrew L. Gates, III	1/15/08	—	—	—	—	—	—	7,875	—	—	$351,776
	—	—	$230,000	$460,000	N/A	N/A	N/A	—	—	—	—

(1)	For 2008, achieving the targets for each of the five performance measures would have earned 85 points or 85% of the employee’s targeted bonus opportunity, plus up to 15% as a discretionary amount. Similarly, achieving the stretch goals for each performance measure would have earned 170 points or 170% of the employee’s targeted incentive award opportunity, plus up to 30% as a discretionary amount. Thus, achieving the targets could have resulted in an award of 100% and achieving the stretch goals could have resulted in a maximum award of 200%. If none of the minimums are achieved and if no discretionary amount is awarded, then no cash incentive award would be granted. Please read “Compensation Discussion and Analysis — Executive Compensation Components — Cash Incentive/Discretionary Bonus Compensation” for additional information.

(2)	The Equity Incentive Plan Awards vest over time for stock options and forfeiture restrictions lapse over time for restricted stock; the relative performance incentive, discussed above under Long-Term Incentive Plan, can affect the size of the award prior to grant but does not affect the award post-grant. Future grants of equity compensation are at the discretion of the Compensation Committee.

(3)	Option exercise price represents average of Company’s high and low stock price on date of grant.

(4)	Calculated in accordance with FAS123(R) as described in footnotes 2 and 3 to the Summary Compensation Table.
     On January 15, 2009, Mr. Welch was granted stock options covering 20,000 shares, and Mr. Beer was granted stock options covering 15,000 shares. Stock options are granted with an exercise price equal to the fair market value of a share on the date of the grant. The exercise price of these options is $10.05, and, except as described below with respect to Mr. Welch, they generally vest 20% each year over a five-year period, with the first vesting of 20% beginning on January 15, 2010. On February 17, 2009, Mr. Welch was granted stock options covering 29,474 shares with an exercise price of $6.97, and, except as described below, they generally vest 20% each year over a five-year period, with the first vesting of 20% beginning on February 17, 2010. On January 15, 2009, Mr. Welch was granted 33,000 shares of restricted stock, Mr. Beer was granted 18,000 shares of restricted stock, Messrs. Smith and Wenzel were each granted 13,000 shares of restricted stock, and Mr. Gates was granted 7,000 shares of restricted stock. Except as described below with respect to Mr. Welch, the forfeiture restrictions on the restricted stock lapse 33.3% each year over a three-year period. These 2009 grants were related to 2008 performance. These grants will be shown in the 2009 Grants of Plan Based Awards Table contained in our 2010 Proxy Statement. Mr. Welch has a provision in his employment agreement providing that, after he has completed five consecutive years of employment with the Company as President and CEO, the Board will agree that he will not be required to forfeit upon his retirement any unvested stock options or restricted shares that were granted to him and the options will continue to vest and the restrictions will continue to lapse without his being an employee. Mr. Welch completed five consecutive years of employment with the Company as President and CEO on April 1, 2009, and, therefore, there is no risk of forfeiture upon his retirement.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
     The following narrative provides additional information about the various compensation plans, programs and policies reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table.
     At the annual meeting in 2004, the stockholders approved the current 2004 Amended and Restated Stock Incentive Plan (the “2004 Plan”). The 2004 Plan is an amendment and restatement of the 2001Amended and Restated Stock Option Plan, which was originally effective as of May 17, 2001 and was also approved by the stockholders. The aggregate maximum number of shares authorized to be issued under the 2004 Plan is 4,225,000. The 2004 Plan is the Company’s only equity compensation plan, and any awards of stock options or restricted stock are pursuant to the 2004 Plan.
     The material terms of the employment agreements for Messrs. Welch and Beer are set forth below under “Employment Agreements, Termination of Employment, Severance and Change-in-Control Plans - Employment Agreements.” None of the other NEOs has an employment agreement. The Company has never paid dividends, but any restricted stock awards to employees entitle the recipient to receive dividends, if paid, and to vote the shares. Once stock options or restricted stock are granted, there are no performance-based conditions to vesting. Vesting of stock options generally occurs over a period of five years, and restrictions generally lapse on restricted stock over a period of three years. Mr. Welch has a provision in his employment agreement providing that, after he has completed five consecutive years of employment with the Company as President and CEO, the Board will agree that he will not be required to forfeit upon his retirement any unvested stock options or restricted shares that were granted to him and the options will continue to vest and the restrictions will continue to lapse without his being an employee. Mr. Welch completed five consecutive years of employment with the Company as President and CEO on April 1, 2009, and, therefore, there is no risk of forfeiture upon his retirement. There were no material modifications of any stock option or restricted stock awards during 2008. The proportion of salary and bonus or cash-based compensation to equity-based compensation will vary, year to year, with the Company’s stock price and with the annual bonus amounts, but, over time, the proportions should be approximately equal.
     On March 23, 2009, the Board adopted a form of indemnification agreement for each of the Company’s directors and executive officers. The Company has determined that the increased difficulty in attracting and retaining qualified individuals requires that the Company contractually obligate itself to indemnify, and to advance expenses on behalf of, its directors and executive officers. The contractual obligations imposed by the form of indemnification agreement shall be applied to the fullest extent permitted by the Company’s Certificate of Incorporation, Bylaws and Delaware General Corporation Law. A more detailed description of the form of indemnification agreement is available on the Company’s current report on Form 8-K filed on March 27, 2009.

Outstanding Equity Awards at Fiscal Year-End
     The following table contains information concerning the number and value of exercisable and unexercisable options as well as the number and value of unvested restricted stock awards at December 31, 2008.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Option Awards						Stock Awards
				Equity						Equity
				Incentive						Incentive Plan
				Plan					Market	Awards:	Equity Incentive
				Awards:			Number of		Value of	Number of	Plan Awards:
	Number of	Number of		Number of			Shares or		Shares or	Unearned	Market or Payout
	Securities	Securities		Securities			Units of		Units of	Shares, Units	Value of
	Underlying	Underlying		Underlying	Option		Stock That		Stock That	or Other	Unearned Shares,
	Unexercised	Unexercised		Unexercised	Exercise	Option	Have Not		Have Not	Rights That	Units or Other
	Options (#)	Options (#)		Unearned	Price	Expiration	Vested		Vested	Have Not	Rights That Have
Name	Exercisable	Unexercisable		Options (#)	($)	Date	(#)		($)	Vested (#)	Not Vested ($)
David H. Welch	—	25,000	(1)	—	$44.67	1/15/2018
	3,000	12,000	(2)	—	33.19	1/9/2017
	6,000	9,000	(3)	—	47.75	2/7/2016
	18,000	12,000	(4)	—	48.29	6/16/2015
	80,000	20,000	(5)	—	48.90	4/1/2014
							5,522	(10)	$60,852	—	—
							6,667	(11)	73,470	—	—
							13,333	(12)	146,930	—	—
							28,125	(13)	309,938	—	—

Kenneth H. Beer	—	15,000	(6)	—	$44.67	1/15/2018
	2,000	8,000	(7)	—	33.19	1/9/2017
	18,000	12,000	(8)	—	53.20	8/1/2015
							6,666	(14)	$73,459	—	—
							16,875	(15)	185,963	—	—

Jerome F. Wenzel, Jr.	8,000	2,000	(9)	—	$44.04	10/1/2014
							6,000	(16)	$66,120	—	—
							10,125	(17)	111,578	—	—

Richard L. Smith	—	—		—	—	—	6,666	(18)	$73,459	—	—
							9,000	(19)	99,180	—	—
							4,500	(20)	49,590	—	—

Andrew L. Gates, III	800	—		—	$36.46	11/14/2013
							4,666	(21)	$51,149	—	—
							7,875	(22)	86,783	—	—

1)	Stock options which are now vested and become exercisable 5,000 per year on January 15 of 2009 through 2013.

2)	Stock options which are now vested and become exercisable 3,000 per year on January 9 of 2009 through 2012.

3)	Stock options which are now vested and become exercisable 3,000 per year on February 7 of 2009 through 2011.

4)	Stock options which are now vested and become exercisable 6,000 per year on June 16 of 2009 and 2010.

5)	Stock options which fully vested on April 1 of 2009.

6)	Stock options which vest 3,000 per year on January 15 of 2009 through 2013.

7)	Stock options which vest 2,000 per year on January 9 of 2009 through 2012.

8)	Stock options which vest 6,000 per year on August 1 of 2009 and 2010.

9)	Stock options which fully vest on October 1 of 2009.

10)	Restricted stock grant for which restrictions lapsed fully on April 1 of 2009.

11)	Restricted stock grant for which restrictions lapsed fully on February 7 of 2009.

12)	Restricted stock grant for which restrictions lapsed fully on April 1 of 2009.

13)	Restricted stock grant for which restrictions lapsed fully on April 1 of 2009.

14)	Restricted stock grant which vests 3,333 shares per year on January 9 of 2009 and 2010.

15)	Restricted stock grant which vests 5,625 shares per year on January 15 of 2009 through 2011.

16)	Restricted stock grant which vests 3,000 shares per year on January 9 of 2009 and 2010.

17)	Restricted stock grant which vests 3,375 shares per year on January 15 of 2009 through 2011.

18)	Restricted stock grant which vests 3,333 shares per year on July 23 of 2009 and 2010.

19)	Restricted stock grant which vests 3,000 shares per year on January 15 of 2009 through 2011.

20)	Restricted stock grant which vests 1,500 shares per year on May 15 of 2009 through 2011.

21)	Restricted stock grant which vests 2,333 shares per year on January 7 of 2009 and 2010.

22)	Restricted stock grant which vests 2,625 shares per year on January 15 of 2009 through 2011.

Option Exercises and Stock Vested
     The following table sets forth information regarding the number of options exercised and stock awards vested, and the related value received during 2008 for the NEOs.
OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares	Value Realized
	Acquired	Value Realized	Acquired	on
	on Exercise	on Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
David H. Welch	—	—	27,188	$1,437,398

Kenneth H. Beer	—	—	10,001	493,481

Jerome F. Wenzel, Jr.	—	—	5,333	253,447

Richard L. Smith	—	—	3,334	183,303

Andrew L. Gates, III	51,200	$1,227,255	5,001	239,897
Non-Qualified Deferred Compensation
     The following table sets forth information regarding non-qualified deferred compensation during the last fiscal year for the NEOs.
NON-QUALIFIED DEFERRED COMPENSATION TABLE

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($) (1)	($)	($)	($)	($)
David H. Welch	$1,005,272	$—	($534,547)	$—	$2,569,221

Kenneth H. Beer	171,082	—	(236,124)	—	326,443

Jerome F. Wenzel, Jr.	—	—	(18,270)	—	25,198

Richard L. Smith	—	—	—	—	—

Andrew L. Gates, III	—	—	(124,108)	—	198,355

(1)	Reflects the following amounts for each of the following NEOs that are reported as compensation to the officer in the Summary Compensation Table: Mr. Welch — $1,005,272 and Mr. Beer — $171,082.
     The Stone Energy Corporation Deferred Compensation Plan provides eligible executives and other highly compensated individuals with the option to defer up to 100% of their salary and/or 100% of their bonus for a calendar year, and the Compensation Committee may, at its discretion, match all or a portion of the participant’s deferral based upon a percentage determined by the Board. Deferral elections are made separately for salary and/or bonus not later than December for amounts to be earned in the following year. In addition, the Board may elect to make discretionary profit sharing contributions to the plan. Since the inception of the plan there have been no matching or profit sharing contributions made by the Company, and the Compensation Committee does not anticipate making any matching or profit sharing contributions in 2009.
     All employee contributions to the plan and investment returns on those contributions are fully vested, and there have not been any Company contributions to the plan. Distributions due to termination of employment will be made as a lump-sum cash payment or in installments, based on the participant’s election and subject to the six-month delay of distributions imposed on certain key employees of the Company by section 409A of the Internal Revenue Code. Distributions upon a “change of control” (as defined in the plan) will be made in a lump sum. The amounts held under the plan are invested in various investment funds maintained by a third party in accordance with the direction of each participant. Investment options under the plan are identical to the investment options available to participants in the Stone

Energy Corporation 401(k) Profit Sharing Plan. Both the Deferred Compensation Plan and the 401(k) Profit Sharing Plan utilize a mutual fund investment window that enables participants to elect a wide variety of mutual funds. Participants may change their investment elections daily. The investment funds and rate of return for the year ended December 31, 2008, for the investment options actually elected by one or more the NEOs for all or any portion of 2008 are as follows:
•	David H. Welch — Stock investments include Fidelity Contrafund, Fidelity International Discovery, Fidelity Select Healthcare Fund, Fidelity Retirement Money Market Fund and Fidelity Retirement Government Money Market Fund with a combined rate of return for the year ended December 31, 2008 of (19.9%).

•	Kenneth H. Beer — Stock investments include Fidelity Leveraged Co. Stock Fund, Fidelity Diversified International Fund, Fidelity Small Cap Stock Fund and Spartan US Equity Index with a combined rate of return for the year ended December 31, 2008 of (45.1%).

•	Jerome F. Wenzel, Jr. — Stock investments include Fidelity Cap Appreciation Fund, Fidelity Spartan US Equity Index, Baron Asset Fund, Fidelity Value Fund and Fidelity Diversified International with a combined rate of return for the year ended December 31, 2008 of (42.0%).

•	Andrew L. Gates, III — Stock investments include Fidelity Mega Cap Fund, Fidelity Balanced Fund, Fidelity Convertible Securities Fund and Fidelity Strategic Dividend and Income Fund with a combined rate of return for the year ended December 31, 2008 of (38.5%).
Potential Payment Upon Termination or Change of Control
     The table below reflects the amount of compensation to each of the NEOs of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each NEO upon “Involuntary Termination” occurring outside of the “Change of Control Period,” “Involuntary Termination” occurring on the date of a “Change of Control,” voluntary termination, or in the event of disability or death of the executive is shown below. As used in this proxy statement, the term “Change of Control Period” refers to (i) the 24-month period following a “Change of Control” in the case of Messrs. Welch and Beer and (ii) the 12-month period following a “Change of Control” in the case of Messrs. Wenzel, Smith and Gates. The other key terms are based upon the definitions in the Company’s Executive Change of Control and Severance Plan, as amended and restated effective as of December 31, 2008 (the “Executive Plan”). The amendment and restatement of the Executive Plan also replaced and superseded the Company’s Executive Change in Control Severance Policy that was maintained for certain designated executives (specifically, Messrs. Welch and Beer). The key terms that are based upon definitions in the Executive Plan are described in greater detail below:
•	“Cause” means any termination of an executive’s employment by reason of the executive’s willful and continued failure to perform substantially their duties after written notice of such failure has been given to the executive, or the willful engaging by the executive in conduct that is materially injurious to the Company, monetarily or otherwise.

•	A “Change of Control” is generally deemed to have occurred if the event described in any of the following paragraphs shall have occurred:
o	any person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 20% or more of the combined voting power of the Company’s securities (though not including securities that were acquired directly from the Company);

o	the Board of Directors as of December 31, 2008 fails to constitute the majority of the members of the Board, unless the Board members replacing the current members were appointed or elected by the current Board or by members of the Board previously so appointed or elected;

o	an arrangement, merger or consolidation of the Company other than a transaction which would: (1) result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent at least 65% of the combined voting power of the securities of the Company or the surviving entity or any parent thereof outstanding immediately after such transaction, or (2) result in an arrangement, merger or consolidation which is effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

o	the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company, or there is a sale or disposition of all or substantially all of the Company’s assets.
•	“Good Reason” means the occurrence (without the executive’s express written consent) on or within any Change of Control Period of any one of the following acts by the Company:
o	a material reduction in the executive’s annual base salary as in effect on the date of the Change of Control or as increased thereafter (except for certain across-the-board salary reductions);

o	a material diminution in the authority, duties or responsibilities of the executive as in effect immediately prior to the Change of Control; or
o	a requirement that the executive transfer to a work location that is more than 50 miles from such executive’s principal work location immediately prior to the Change of Control.
•	An “Involuntary Termination” means any termination of the executive’s employment by the Company other than for Cause or a termination by the executive during a Change of Control Period for a Good Reason.
     The following assumptions were used in determining the amounts below in the Potential Payment Upon Termination or Change of Control Table:
•	All terminations would be effective as of December 31, 2008 (the last business day of 2008). Mr. Welch’s employment agreement requires the Company to provide him with one year’s prior written notice in order to terminate his employment. The amounts reported in the table below do not include any compensation or benefits that would be paid or provided to Mr. Welch during the one-year period from the date notice of termination of his employment was provided by the Company to the date of such termination.

•	The closing share price of Stone Energy common stock as of December 31, 2008 was $11.02. The closing price of the Company’s stock on the New York Stock Exchange on March 31, 2009 was $3.33, which could change the payout in the event of a Change of Control. There can be no assurance that a Change of Control would produce the same or similar results as those described if it occurs on any other date or at any other price, or if any assumption is not correct in fact.

•	The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. The cash incentive compensation, for example, is a pro rata share of the bonus opportunity for the year up to the date of termination at the then projected year-end rate of payout in an amount, if any, as determined by the Compensation Committee in its sole discretion.

•	Outplacement services are not to exceed a cost to the Company of 5% of the base annual salary of the executive.

•	Vacation pay assumes the executive has not used any vacation days and is being paid for all unused days.

•	The 401(k) match assumes the executive is eligible for the maximum contribution.

•	Tax gross-up payments reflect the amount payable to the executives to offset any excise tax imposed under the Internal Revenue Code. The amount shown assumes the “base amount” is the five-year average W-2 earnings for the period of calendar years 2003 through 2007. The benefit amount in excess of a named executive officer’s “base amount” is considered an “excess parachute payment” and if the “parachute payment” is equal to or greater than three times the base amount, then the excess parachute payment is subject to an excise tax. The calculation of the gross up amounts are based upon an excise tax rate under Section 4999 of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate. We have also made the assumptions that (1) no amounts will be discounted as attributable to reasonable compensation, (2) all cash severance payments are contingent upon a Change of Control, and (3) we could rebut the presumption required under applicable regulations that the equity awards granted in 2008 were contingent upon a Change of Control.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE OF CONTROL TABLE

				Voluntary
		Involuntary	Involuntary	Termination (Other
		Termination	Termination	than a Good Reason
		Occurring	Occurring on	Termination
		Outside of a	Date of a	Occurring During a
		Change of	Change of	Change of Control
Name	Benefit	Control Period	Control	Period)	Death	Disability

David H. Welch	Severance (1)	$2,990,000	$2,990,000	$—	(2)	(2)
	Cash incentive compensation (4)	200,000	200,000	—	—	—
	Tax gross-up payment (5)	—	1,330,975	—	—	—
	Outplacement (6)	25,000	25,000	—	—	—
	401(k) match (7)	—	7,750	7,750	7,750	7,750
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted stock – accelerated vesting (9)	—	591,190	—	—	—
	Vacation pay (10)	48,077	48,077	48,077	—	—

	Total	$3,268,528	$5,198,443	$55,827	$7,750	$7,750

Kenneth H. Beer	Severance (1)	$1,913,600	$1,913,600	$—	(2)	(2)
	Cash incentive compensation (4)	128,000	128,000	—	—	—
	Tax gross-up payment (5)	—	829,382	—	—	—
	Outplacement (6)	16,000	16,000	—	—	—
	401(k) match (7)	—	7,750	7,750	7,750	7,750
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted stock – accelerated vesting (9)	—	259,422	—	—	—
	Vacation pay (10)	30,769	30,769	30,769	—	—

	Total	$2,093,820	$3,190,374	$38,519	$7,750	$7,750

Jerome F. Wenzel, Jr.	Severance (3)	$250,000	$747,500	$—	(2)	(2)
	Cash incentive compensation (4)	100,000	100,000	—	—	—
	Tax gross-up payment	—	—	—	—	—
	Outplacement (6)	12,500	12,500	—	—	—
	401(k) match (7)	—	7,750	7,750	7,750	7,750
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted stock – accelerated vesting (9)	—	177,698	—	—	—
	Vacation pay (10)	24,038	24,038	24,038	—	—

	Total	$391,989	$1,074,937	$31,788	$7,750	$7,750

Richard L. Smith	Severance (3)	$230,000	$687,700	$—	(2)	(2)
	Cash incentive compensation (4)	92,000	92,000	—	—	—
	Tax gross-up payment	—	—	—	—	—
	Outplacement (6)	11,500	11,500	—	—	—
	401(k) match (7)	—	7,750	7,750	7,750	7,750
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted stock – accelerated vesting (9)	—	222,229	—	—	—
	Vacation pay (10)	22,115	22,115	22,115	—	—

	Total	$361,066	$1,048,745	$29,865	$7,750	$7,750

Andrew L. Gates, III	Severance (3)	$230,000	$687,700	$—	(2)	(2)
	Cash incentive compensation (4)	92,000	92,000	—	—	—
	Tax gross-up payment	—	—	—	—	—
	Outplacement (6)	11,500	11,500	—	—	—
	401(k) match (7)	—	7,750	7,750	7,750	7,750
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted stock – accelerated vesting (9)	—	138,202	—	—	—
	Vacation pay (10)	22,115	22,115	22,115	—	—

	Total	$361,066	$964,718	$29,865	$7,750	$7,750

(1)	Severance amounts for Messrs. Welch and Beer are calculated by multiplying the sum of each executive’s base salary and target bonus by 2.99. Mr. Welch’s base salary and target bonus are each $500,000 for 2008; Mr. Beer’s base salary and target bonus are each $320,000 for 2008. Mr. Welch’s employment agreement requires one-year notice for termination.

(2)	The Company provides life insurance for Mr. Gates that pays $500,000 upon his death. There are no other additional benefits in the event of death or disability other than what is provided under the company’s life and disability benefit plans. Life insurance benefits are 2 1/2 times annual salary with a maximum of $200,000 and disability benefits provide for 66 2/3% of salary with a maximum of $10,000 per month.

(3)	Severance amounts for Messrs. Wenzel, Smith and Gates are calculated by multiplying each executive’s base salary by 1.0 for an Involuntary Termination occurring outside of a Change of Control Period and by 2.99 for an Involuntary Termination occurring during a Change of Control Period. The 2008 base salaries for Messrs. Wenzel, Smith and Gates were $250,000, $230,000 and $230,000, respectively.

(4)	These amounts reflect the awards for each executive in 2008 under the Company’s annual incentive compensation plan; these amounts are further discussed above in the Summary Compensation Table.

(5)	The tax gross-up payments for Messrs. Welch and Beer were calculated using the assumptions referenced in the narrative above the table.

(6)	The amounts reported for each executive’s outplacement services assume that the maximum amount of 5% of salary was paid.

(7)	Each 401(k) match assumes that the Company provided the executive with 50% of the maximum amount allowable by the Internal Revenue Code for elective deferred contributions, which was $15,500 for 2008.

(8)	The amounts reported above represent the portion of employee health insurance premiums covered by the Company in the amount of $908.49 per month multiplied by 6 months.

(9)	The amounts reported above are the combination of the acceleration of both stock options and restricted stock.
The stock option portion of this amount is calculated by multiplying the number of shares subject to stock options that are “in-the-money” as of December 31, 2008 (meaning that the stock option exercise price is below the fair market value of a share on the date of exercise) by the difference in the exercise price and the fair market value of a share, which was $11.02 on December 31, 2008. There were no “in-the-money” stock options for any of the NEOs at December 31, 2008.
The restricted stock portion of the amounts above are calculated by multiplying the number of restricted stock each executive held as of December 31, 2008 by the fair market value of the stock on December 31, 2008, which was $11.02.

a. Mr. Welch held 53,647 shares of restricted stock.

b. Mr. Beer held 23,541 shares of restricted stock.

c. Mr. Wenzel held 16,125 shares of restricted stock.

d. Mr. Smith held 20,166 shares of restricted stock.

e. Mr. Gates held 12,541 shares of restricted stock.

(10)	The amounts reported above for vacation pay were calculated by using the officer’s base salary divided by 52 weeks, multiplied by 5 weeks.
Employment Agreements, Termination of Employment, Severance and Change-of-Control Plans
          Employment Agreements
          On May 19, 2005, the Company entered into an employment agreement, commencing August 1, 2005, with Mr. Kenneth H. Beer. Under the agreement, Mr. Beer received (1) a base salary of $260,000 annually, (2) an award of 20,000 shares of restricted stock whereby one-third of the restrictions lapsed each year over three years, (3) stock options to acquire 30,000 shares of the Company’s common stock (vesting 20% per year over five years), and (4) the eligibility to receive additional awards with annual targets of 10,000 shares of restricted stock and stock options for 10,000 shares. The employment agreement does not specifically address severance provisions, but instead provides that Mr. Beer shall receive severance benefits as set forth in the Company’s change of control severance plan for officers. The agreement further provided for relocation assistance and/or lodging for a period not to exceed eighteen months, and this period of eighteen months has now expired.
          On January 12, 2006, the Company entered into an employment agreement with Mr. David H. Welch, which was superseded by an employment agreement dated December 2, 2008 to comply with Section 409A of the Internal Revenue Code. Under the agreement, upon completion of five consecutive years of employment, which occurred on April 1, 2009, Mr. Welch will not be required to forfeit, at the time of retirement, any unvested stock options or any restricted shares, and these options will continue to vest and the restrictions will continue to lapse without his being an employee of the Company. Additionally, upon termination by the Company, other than for cause, or by Mr. Welch for Good Reason in connection with or within twenty-four (24) months after a Change of Control, Mr. Welch will receive a lump sum cash severance payment equal to 2.99 times the sum of his annual base salary and any target bonus at the 100% level, along with any earned but unpaid salary and a pro rata bonus opportunity up to the date of termination, plus outplacement services of up to 5% of his base salary. To the extent such payments are subject to any tax imposed under Section 4999 of the Internal Revenue Code (the “Excise Tax”), the Company will pay Mr. Welch an additional amount to offset the Excise Tax. The Company agreed to employ Mr. Welch through December 31, 2010, with the term of the agreement to be automatically extended for one year on each December 31, such that each December 31 will begin a new three-year term. However, the Board of Directors may give written notice to Mr. Welch that the term of the employment agreement will cease to be so extended, in which event the agreement will terminate on the first anniversary of the date such notice is given.
          Change of Control and Severance Plans
          The Company’s severance and change of control policies are designed to facilitate the Company’s ability to attract and retain executives as the Company competes for talented employees in a marketplace where such protections are commonly offered. The executive severance plan provides benefits to ease an employee’s transition due to the unexpected employment termination by the Company due to ongoing changes in the Company’s employment needs. The change of control protection afforded by the plan encourages employees to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes. The Compensation Committee is responsible for administering these policies and plans.
          The Company has severance plans currently in effect for (1) the CEO, CFO and other officers of the Company, and (2) the employees of the Company. The Executive Plan covers the CEO, CFO and other officers of the Company. That plan was amended and restated in December of 2007 to make changes required by Section 409A of the Internal Revenue Code of 1986, as amended, and the plan was again amended and restated effective as of December 31, 2008. The last amendment and restatement of the Executive Plan replaced and superseded the Company’s Executive Change In Control Severance Policy that was maintained for certain designated executives (specifically, Messrs. Welch and Beer). Pursuant to Mr. Welch’s employment agreement and/or the Executive Plan, if an officer of the Company (including a NEO) incurs an Involuntary Termination of employment, the officer will receive the following:
•	a base salary up to the date of termination;

•	in the case of Messrs. Welch and Beer, a lump sum severance payment of 2.99 times the sum of (1) the executive’s annual base salary calculated using the higher of the annual salary rate in effect at the time of termination or that in effect on the date of the Change of Control and (2) any target bonus at the one hundred percent level for which the executive is eligible for the fiscal year in which the termination occurs [based on present 2009 salaries and target bonuses, these payments would be $3,109,600 for the CEO, Mr. Welch, and $1,973,400 for the CFO, Mr. Beer];

•	a lump sum amount representing a pro rata share of the bonus opportunity up to the date of termination at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion (which amount will be reduced to the extent of any prorated bonus paid to the executive upon a Change of Control as described below);

•	in the case of Messrs. Wenzel, Smith and Gates and an Involuntary Termination occurring outside a Change of Control Period, a lump sum severance payment in an amount equal to the executive’s annual base salary [based on 2009 present salaries, these payments would be $256,000 for Mr. Wenzel, $244,000 for Mr. Smith, and $236,000 for Mr. Gates];

•	in the case of Messrs. Wenzel, Smith and Gates and an Involuntary Termination occurring during a Change of Control Period, a lump sum severance payment in an amount equal to 2.99 times the executive’s annual base salary [based on 2009 present salaries, these payments would be $765,440 for Mr. Wenzel, $729,650 for Mr. Smith, and $705,640 for Mr. Gates];

•	outplacement services the duration and costs for which shall be determined by the then prevailing practice of the Human Resources Department and, in no event, shall exceed a cost to the Company of 5% of the base annual salary of the executive;

•	in the case of Messrs. Welch and Beer, a Gross-Up Payment in an amount sufficient to provide that the net amount retained by the executive will equal the excise tax charged to the executive as a result of the receipt of any change-of-control payments, provided that if it shall be determined that the executive is entitled to a Gross-Up Payment but the total to be paid does not exceed 110% of the greatest amount (the “Reduced Amount”) that could be paid to the executive such that the receipt of the total would not give rise to any excise tax, then no Gross-Up Payment shall be made and the total payments to the executive in the aggregate shall be reduced to the Reduced Amount; and

•	the continuation of the health benefit coverages for himself and, where applicable, his eligible dependents for the six-month period following the date of such Involuntary Termination of employment, at a cost to the executive that is equal to the cost for an active employee for similar coverage.
     Upon the occurrence of a Change of Control, the Executive Plan provides that the following benefits will automatically be provided to the Company’s officers (including a NEO), without regard to whether the officer’s employment with the Company terminates:
•	unexercised in-the-money stock options shall be fully vested and cancelled immediately prior to the Change of Control in exchange for cash equal to the product of the number of the Company’s shares issuable upon exercise of the respective stock options times the excess, if any, of the per share cash consideration to be determined by the Board of Directors in connection with the Change of Control over the aggregate exercise price under such stock options;

•	all the remaining vesting restrictions with respect to any of the Company’s restricted stock awards issued or issuable pursuant to any of the Company’s stock incentive plans shall expire;

•	the Company will contribute to its 401(k) plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) plan for the period from January 1 in the calendar year of the Change of Control through the effective date of the Change of Control, less any matching amounts previously contributed to the 401(k) plan for such period, if any, to be credited to the 401(k) plan participants’ accounts according to the terms of the 401(k) plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Internal Revenue Code for such contribution; and

•	the Company will pay the executive a pro rata share of the bonus opportunity up to the date of the Change of Control at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion.
          The Executive Plan may not be amended or terminated to adversely affect the benefits or potential rights to benefits for a period of 12 months following amendment or termination. In the event of a Change of Control during the existence of the Executive Plan, the term of the plan shall automatically be extended for 24 months following the date of such Change of Control.
          The Executive Plan also requires that the executive sign a release within 45 days of an Involuntary Termination in order to receive the applicable payments and benefits for such a termination. The release will state that the Compensation Committee, the plan’s fiduciaries, the Company and the Company’s parent corporation, subsidiaries, affiliates, shareholders, partners, officers, directors, employees and agents are released from all causes of action of any kind, including all claims or causes of action that may arise out of that executive’s termination of employment. The execution of the release and the receipt of the benefits provided under the plan will constitute full settlement of all such claims and causes of action relating to the executive’s employment or termination of employment.
Payments Made Upon a Change of Control or Voluntary Termination for Good Reason within a Change of Control Period
          The payments to be made to a NEO upon a Change of Control or voluntary termination for Good Reason within a Change of Control Period are set forth immediately above under Change of Control and Severance Plans.

Payments Made Upon Termination
          Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his employment. Such amounts include:
•	non-equity compensation earned during the fiscal year;

•	amounts contributed pursuant to the Company’s Deferred Compensation Plan;

•	unused vacation pay; and

•	amounts accrued and vested through the Company’s 401(k) Plan.
Payments Made Upon Retirement
          Except for the Company’s 401(k) Plan and the Company’s Deferred Compensation Plan, the Company does not have any retirement plan or pension plan for any officers or other employees. An employee who retires during the calendar year is entitled to participate in the Company’s matching contributions for its 401(k) plan. The Company will contribute to its 401(k) plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) plan for the calendar year, less any matching amounts previously contributed to the 401(k) plan for such period, if any, to be credited to the 401(k) plan participants’ accounts according to the terms of the 401(k) plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Internal Revenue Code for such contribution.
Payments Made Upon Death or Disability
          In the event of the death or disability of a NEO, in addition to the benefits listed under the headings “Payments Made Upon Termination” above, the NEO will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. An employee who dies or becomes disabled during the calendar year is entitled to participate in the Company’s matching contributions for its 401(k) plan. The Company will contribute to its 401(k) plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) plan for the calendar year, less any matching amounts previously contributed to the 401(k) plan for such period, if any, to be credited to the 401(k) plan participants’ accounts according to the terms of the 401(k) plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Internal Revenue Code for such contribution. There is also a life insurance policy in the face amount of $500,000 that provides payment to the estate of Mr. Gates in the event of his death.

EQUITY COMPENSATION PLAN INFORMATION
          The following table provides information, as of December 31, 2008, regarding the shares of our common stock that may be issued under our existing equity compensation plans.
Equity Compensation Plan Information as of December 31, 2008

Number of securities
	Number of		remaining available
	securities to be	Weighted-	for future issuance
	issued upon	average exercise	under equity
	exercise of	price of	compensation plans
	outstanding	outstanding	(excluding securities
	options, warrants	options, warrants	reflected in column
	and rights	and rights	(a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	510,779	$45.21	388,436
Equity compensation plans not approved by security holders (1)	—	—	—

Total	510,779	$45.21	388,436

(1)	No equity compensation plans have been adopted without approval by security holders.
DIRECTOR COMPENSATION
General
          The following table discloses the cash, equity awards and other compensation earned, paid or awarded, to each of the Company’s directors during the fiscal year ended 2008. A description of the fees and other awards payable to the company’s directors is set forth below in the section titled “Retainers, Fees and Equity Compensation.”
DIRECTOR SUMMARY COMPENSATION TABLE

					Change in
					Pension Value
					and
	Fees Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name (1)	($)	($) (2)	($) (3)	($)	($)	($) (4)	($)
Robert A. Bernhard	$80,500	$140,113	$—	$—	$—	$10,000	$230,613
George R. Christmas	77,000	140,113	—	—	—	1,500	218,613
B.J. Duplantis	87,500	140,113	—	—	—	10,000	237,613
Peter D. Kinnear	—	—	—	—	—	—	—
John P. Laborde	76,500	140,113	—	—	—	—	216,613
Richard A. Pattarozzi	129,500	140,113	—	—	—	9,750	279,363
Donald E. Powell	57,000	113,269	—	—	—	—	170,269
Kay G. Priestly	101,500	155,924	—	—	—	—	257,424
David R. Voelker	86,500	140,113	—	—	—	10,000	236,613

(1)	David H. Welch is not included in this table as he is an officer of the Company and thus receives no compensation for his service as a director. The compensation received by Mr. Welch is shown in the Summary Compensation Table.

(2)	The values shown for the stock awards reflect amounts recognized in 2008 for financial reporting purposes under FAS123(R) for restricted stock awards granted during and prior to fiscal 2008. See Note 11 to our audited financial statements included in our Form 10-K for the year ended December 31, 2008 for a complete description of the FAS123(R) valuation, including the assumptions used. The aggregate number of restricted stock awards outstanding at December 31, 2008 is 7,400 shares for each of the directors other than Messrs. Kinnear and Powell. The aggregate number of restricted stock awards outstanding at December 31, 2008 for Mr. Kinnear is 1,600 shares and for Mr. Powell is 4,200 shares. During fiscal year 2008, each of Messrs. Bernhard, Christmas, Duplantis, Laborde, Pattarozzi, Powell and Voelker and Ms. Priestly received a grant of 1,600 shares of restricted stock (individual grant date fair value of $109,656) and a grant of 1,000 shares of restricted stock (individual grant date fair value of $68,535). On March 17, 2008, Mr. Powell received a grant of 1,600 shares of restricted stock (grant date fair value of $82,952). On December 18, 2008, Mr. Kinnear received a grant of 1,600 shares of restricted stock (grant date fair value of $15,264). The grant date fair value of each director’s 2008 restricted stock awards is computed in accordance with FAS 123(R).

(3)	All outstanding option awards were fully vested as of May 20, 2007. See Note 11 to our audited financial statements included in our Form 10-K for the year ended December 31, 2008 for a complete description of the FAS123(R) valuation, including the assumptions used. The aggregate number of shares subject to stock option awards outstanding at December 31, 2008 for the directors is as follows: 5,000 shares subject to outstanding stock options for each of Messrs. Bernhard and Christmas. During fiscal year 2008, there were no grants of stock option awards to any non-employee directors.

(4)	The perquisites for the directors consisted solely of matching charitable contributions of up $10,000 in the aggregate per calendar year per director to qualified charitable organizations. In 2008, the total matching contributions by the Company for all directors was $41,250 (Blythedale Children’s Hospital, Marine Corps Heritage Foundation, Aquia Episcopal Church, The National World War II Museum, University of Illinois Foundation, The Good Shepherd School, St. Bede Academy, Legacy Donor Foundation, LSU Foundation and Holy Cross School).
Retainers, Fees and Equity Compensation
          Pursuant to the Company’s 2004 Amended and Restated Stock Incentive Plan (the “2004 Plan”), directors of the Company who are not officers or employees of the Company or any of its subsidiaries (“Nonemployee Directors”) receive, upon the date of their initial appointment to the Board of the Company, a nonqualified stock option to purchase 5,000 shares of common stock or 1,600 shares of restricted stock. Further, as of the date of each annual meeting of the stockholders of the Company, each Nonemployee Director, who has already received his initial option grant as described in the preceding sentence, will receive a nonqualified stock option to purchase 5,000 shares of common stock or will receive 1,600 shares of restricted stock. The Compensation Committee determines whether stock options or restricted stock are granted. Each option will have an exercise price equal to the fair market value of the common stock on the date of grant. The exercise price may be paid in cash, qualified, mature shares of common stock (valued at fair market value at the date of exercise) or by a combination of such means of payment. Generally, the fair market value of a share of common stock on a particular date is equal to the average of the high and low sales prices of the common stock on the New York Stock Exchange on such date.
          Except upon the occurrence of a “Corporate Change” (as defined in the 2004 Plan) or termination of the Nonemployee Director’s membership on the Board by reason of death or disability, all options granted to Nonemployee Directors under the 2004 Plan have a maximum term of 10 years and vest in three equal annual installments beginning on the first anniversary of the date of grant. Grants of restricted shares are subject to forfeiture restrictions lapsing over three years, one-third per year. Upon the occurrence of a Corporate Change or termination of the Nonemployee Director’s membership on the Board by reason of death or disability, each option will be exercisable in full and forfeiture restrictions on restricted shares will lapse.
          Each Nonemployee Director was paid $7,500 each quarter, plus $1,500 for attending each board meeting and $1,500 for attending each committee meeting. Each committee chairman was paid an additional $3,000, except the Audit Committee chairman was paid an additional $5,000. Each Nonemployee Director was also reimbursed for expenses incurred in attending meetings of the Board and committees thereof.
          Beginning January 1, 2009, each Nonemployee Director will be paid an annual retainer or stipend of $55,000, paid on a quarterly basis, in lieu of fees based on the number of meetings attended. Additionally, the following individuals will receive an additional annual retainer, also paid on a quarterly basis: the non-executive chairman of the board will receive $60,000, the audit committee chairperson will receive $15,000, the compensation committee chairman will receive $10,000, the nominating and governance committee chairman will receive $9,000, and the reserves committee chairman will receive $5,000. The Board has also reserved the right, in its sole discretion, to provide additional compensation at a rate of not more than $1,500 per additional meeting to Nonemployee Directors who attend more than 5 meetings of the Board or more than 5 meetings of each Committee on which he or she serves during a calendar year.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          Set forth below is a description of certain transactions entered into between the Company and certain of its officers, directors and stockholders.
Policies and Procedures
          Pursuant to the Audit Committee Charter, the Audit Committee adopts policies and procedures governing the review, approval or ratification of transactions with related persons that are reportable under Item 404(a) of Regulation S-K, and reviews for approval or ratification all transactions with related persons reportable under Item 404(a) of Regulation S-K in accordance with such policies and procedures. In accordance with such policies and procedures, each officer and director of the Company must complete a directors and officers questionnaire each year that solicits information concerning transactions with related persons. Additionally, each quarter, the Nominating and Governance Committee asks each director whether any issues have arisen concerning independence, transactions with related persons or conflicts of interest. To the extent that a transaction or a possible transaction with a related person exists, the Audit Committee determines whether the transaction should be permitted and makes its recommendation to the Board for approval.
          The Nominating & Governance Committee Charter provides that the Nominating & Governance Committee periodically reviews all transactions (each, a “Related Person Transaction”) that would require disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Commission and makes a recommendation to the Board regarding the initial authorization or ratification of any such transaction. In the event that the Board considers ratification of a Related Person Transaction and determines not to so ratify, management makes all reasonable efforts to cancel or annul such transaction. All authorized or ratified Related Person Transactions are disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. In determining whether or not to recommend the initial approval or ratification of a Related Person Transaction, the Nominating & Governance Committee considers all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: (1) whether there is an appropriate business justification for the transaction; (2) the benefits that accrue to the Company as a result of the transaction; (3) the terms available to unrelated third parties entering into similar transactions; (4) the impact of the transaction on a director’s independence (in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); (5) the availability of other sources for comparable products or services; (6) whether it is a single transaction or a series of ongoing, related transactions; and (7) whether entering into the transaction would be consistent with the Company’s Code of Business Conduct and Ethics.
Transactions
          The son of John P. Laborde, a Class II director, is an executive officer in several marine service companies that provided services to us during 2005 in excess of $1 million, and, therefore, Mr. Laborde was deemed not independent for a period of 3 years thereafter pursuant to the independence tests of the New York Stock Exchange. However, since 2005, we have not paid these companies annual amounts for services that exceeded the greater of $1 million or 2% of their consolidated gross revenues. On March 23, 2009, the Board affirmatively determined that Mr. Laborde has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

AUDIT COMMITTEE REPORT
          The Audit Committee’s principal functions are to (1) annually review and reassess the adequacy of its charter; (2) review the engagement of an independent registered public accounting firm, including the firm’s qualifications and independence; (3) review with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements; (4) review with management the Company’s major financial risk exposures; (5) review changes to the Company’s significant auditing and accounting principles and practices; (6) consult with the independent registered public accounting firm regarding the firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes; (7) review the significant reports prepared by the internal auditor; and (8) assist the Board in monitoring compliance with legal and regulatory requirements.
          The Board has determined that each of the members of the Audit Committee satisfy the standards of independence established under the Securities and Exchange Commission’s rules and regulations and listing standards of the New York Stock Exchange. The Board has further determined that each of the members of the Audit Committee is financially literate and is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.
          In connection with the Company’s consolidated financial statements for the year ended December 31, 2008, the Audit Committee has:
•	reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 with management;

•	approved the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

•	discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61(Codification of Statement of Auditing Standards 380, as amended); and

•	received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with Ernst & Young LLP its independence from the Company and its management.
          Based on the review and discussions with the Company’s management and independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Company’s Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.
Audit Committee,
Kay G. Priestly — Chairman
Robert A. Bernhard
Peter D. Kinnear
Donald E. Powell
David R. Voelker

ITEM II:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
          Pursuant to the recommendation of the Audit Committee, the Board appointed Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2009. The Board recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board believes that the change would be in the best interests of the Company and its stockholders. If the stockholders vote against ratification, the Board will reconsider its selection.
          Ernst & Young LLP has served as the Company’s independent registered public accounting firm and audited the Company’s consolidated financial statements beginning with the fiscal year ended December 31, 2002. The engagement of Ernst & Young LLP has been recommended by the Audit Committee and approved by the Board annually.
          The Company is advised that no member of Ernst & Young LLP has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.
          Set forth below are the aggregate fees billed by Ernst & Young LLP, the independent registered public accounting firm, for each of the last two fiscal years:

	2008	2007
Audit Fees(1)	$647,806	$477,184
Audit-Related Fees(2)	—	21,544
Tax Fees(3)	126,810	51,675
All Other Fees(4)	—	—

Total	$774,616	$550,403

(1)	Audit Fees represent the aggregate fees billed for professional services provided in connection with the audit of the Company’s financial statements, attestation work in connection with the Company’s Sarbanes-Oxley Section 404 internal control compliance, review of the Company’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-Related Fees primarily represent the aggregate fees billed for professional services provided in connection with the audit of the Company’s financial statements of the 401(k) Profit Sharing Plan.

(3)	Tax Fees represent the aggregate fees billed for professional services provided in connection with tax return preparation and tax consulting.

(4)	All Other Fees primarily represent the aggregate fees billed for all other professional services other than reported above.
          The Company’s Audit Committee does not believe that these services have impacted Ernst & Young LLP’s independence. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm (subject, if applicable, to shareholder ratification), and approves all audit engagement fees and terms and all significant non-audit engagements with the independent registered public accounting firm. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. At the beginning of the fiscal year, the Audit Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Audit Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The percentage of services that were pre-approved by the Audit Committee was 62%. The Audit Committee receives a report at each meeting on the status of services provided or to be provided by the independent registered public accounting firm and the related fees.
          Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the votes of the shares of common stock cast on this Item at the Annual Meeting. In the event the appointment is not ratified, the Board will consider the appointment of a different independent registered public accounting firm.
          A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ITEM II TO RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITEM III:
APPROVAL OF THE COMPANY’S
2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN
General
          At the Annual Meeting, the stockholders will be asked to approve the adoption of the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (the “2009 Plan”), a copy of which is attached hereto as Appendix A. The 2009 Plan is an amendment and restatement of the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan (the “2004 Plan”) and will supersede and replace in its entirety the 2004 Plan. The primary differences between the 2009 Plan and its predecessor are: (a) the number of shares subject to the 2009 Plan has been increased by 1,500,000 shares; (b) the maximum number of shares that may be subject to awards granted under the 2009 Plan to any one individual during the period beginning on the date of the Annual Meeting and ending on the last day of the term of the 2009 Plan may not exceed 50% of the number of additional shares made subject to the 2009 Plan as of the date of the Annual Meeting (in lieu of a calendar year limit provided in the predecessor plan of a maximum of 100,000 shares subject to stock options and 33,000 shares subject to restricted stock awards); (c) the 2009 Plan eliminates the automatic grant of stock options or restricted stock awards to Nonemployee Directors that was provided for in the 2004 Plan so that awards under the 2009 Plan to Nonemployee Directors will be entirely at the discretion of the Board of Directors; (d) the term of the 2009 Plan has been extended to March 23, 2019, which is 10 years after the date the Board of Directors adopted the 2009 Plan; (e) the automatic grant of certain bonus stock awards has been discontinued under the 2009 Plan; and (f) the 2009 Plan eliminates the provisions of the 2004 Plan that imposed limitations on the number of shares that could be the subject of awards granted by the Chief Executive Officer of the Company and, in lieu thereof, provides the Board of Directors with discretion to put restrictions and limitations on the powers that may be exercised under the 2009 Plan by the Chief Executive Officer.
          The Board of Directors unanimously adopted the 2009 Plan on March 23, 2009, subject to stockholder approval at the Annual Meeting. If the 2009 Plan is not approved by the stockholders of the Company at the Annual Meeting, then no awards will be granted under the 2009 Plan and the 2004 Plan will continue in effect as if the adoption of the 2009 Plan had not occurred.
          The 2009 Plan is designed to promote the interests of the Company and its stockholders by providing a means whereby certain employees of the Company and its affiliates and the Nonemployee Directors of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company. Accordingly, the 2009 Plan provides for granting (a) “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) stock options that do not constitute incentive stock options (“non-statutory” stock options), and (c) restricted stock.
          The following description of certain features of the 2009 Plan is qualified in its entirety by reference to the 2009 Plan. The 2009 Plan will become effective if there is an affirmative vote of the holders of a majority of the votes of the shares of common stock cast on this Item III at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote on this Item III.
Number of Shares Subject to the 2009 Plan
          The 2009 Plan would increase the number of shares of Common Stock available for awards from the number authorized under the 2004 Plan by 1,500,000 shares. Accordingly, the aggregate maximum number of shares authorized to be issued under the 2009 Plan pursuant to grants of stock options and restricted stock is 5,725,000 shares of Common Stock (which number includes the number of shares of Common Stock previously made subject to an award granted under the 2004 Plan, the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan, the Stone Energy Corporation 2000 Amended and Restated Stock Option Plan, or the Stone Energy Corporation 1993 Nonemployee Directors’ Stock Option Plan, but which number does not include the number of shares of Common Stock granted as automatic bonus stock awards under the 2004 Plan). The maximum number of shares of Common Stock that may be the subject of awards granted under the 2009 Plan to any one individual during the period beginning on the date of the Annual Meeting and ending on the last day of the term of the 2009 Plan may not exceed 50% of the number of additional shares made subject to the 2009 Plan as of the date of the Annual Meeting. In the case of each limitation described in this paragraph, the number of shares may be adjusted upon reorganization, stock split, recapitalization, or other change in the Company’s capital structure. As of March 23, 2009, (a) 4,113,537 shares have been issued under the 2004 Plan (excluding automatic bonus stock awards), 547,377 of which are shares of restricted stock that are subject to risk of forfeiture as of such date, and (b) 525,253 shares are subject to stock options granted under the 2004 Plan that are outstanding as of such date.
Administration
     The 2009 Plan will be administered by an Administrator, which means (a) in the context of awards granted to, or the administration (or interpretation of any provision) of the 2009 Plan as it relates to, any person (other than a Nonemployee Director) who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee (as defined below), (b) in the context of awards granted to, or the administration (or interpretation of any provision) of the 2009 Plan as it relates to, any Nonemployee Director, the Board of Directors, or (c) in the context of awards granted to, or the administration (or interpretation of any provision) of the 2009 Plan as it relates to, any person who is not subject to Section 16 of the Exchange Act, the Chief Executive Officer of the Company (or, if the Chief Executive Officer is not a member of the Board of Directors, the Committee), unless the 2009 Plan specifies that the Committee will take specific action (in which case such action may only be taken by the Committee) or the Committee specifies that it will serve as Administrator. The Board of Directors may from time to time, in its sole discretion, put any restrictions or limitations on the powers that may be exercised under the 2009 Plan by the Chief Executive Officer of the Company in his capacity as Administrator as described in the preceding sentence. The term “Committee” means a committee of, and appointed by, the Board of Directors that will be comprised solely of two or more directors who are both (i) outside directors (within the meaning of Section 162(m) of the Code), and (ii) Nonemployee Directors (within the meaning of Rule 16b-3 under the Exchange Act). The Compensation Committee of the Board of Directors will initially serve as the Committee.
     The Administrator will have full authority, subject to the terms of the 2009 Plan, to interpret the 2009 Plan and to establish rules and regulations for the proper administration of the 2009 Plan. All decisions made by the Administrator in construing the provisions of the 2009 Plan will be final; provided, however, that in the event of a conflict in any such decision as between the Committee and the Chief Executive Officer of the Company, each acting in capacity as Administrator of the 2009 Plan, the determination by the Committee will be conclusive.
Eligibility
     All of the employees of the Company and its affiliates (including an employee who may also be an officer or director of any such company) and all Nonemployee Directors of the Company are eligible to participate in the 2009 Plan. The selection of employees and Nonemployee Directors, from among those eligible, who will receive stock options and restricted stock is within the discretion of the Administrator.
Term of the 2009 Plan
     The 2004 Plan was originally effective as of May 20, 2004. The 2009 Plan will be effective as of the date of the Annual Meeting if approved by the Company’s stockholders at such meeting. No further awards may be granted under the 2009 Plan after March 23, 2019, and the 2009 Plan will terminate thereafter once all options have been exercised or expired and all restricted stock has vested or been forfeited. The Board of Directors may, however, terminate the 2009 Plan at any time without prejudice to the holders of any then outstanding awards.
Stock Options
     a. Term of Option. The term of each option will be as specified by the Administrator at the date of grant (but not more than 10 years). The effect of an optionee’s termination of employment or membership on the Board of Directors by reason of death, retirement, disability or otherwise will be specified in the option contract that evidences each option grant.
     b. Option Price. The option price will be determined by the Administrator and will be no less than the fair market value of the shares on the date that the option is granted. Except for adjustments for certain changes in the Common Stock, the Administrator may not, without the approval of the stockholders of the Company, amend any outstanding option contract that evidences an option grant to reduce the option price or cancel any outstanding options in exchange for cash, other awards or options with an option price that is less than the option price of the original options.
     c. Special Rules for Certain Stockholders. If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

     d. Size of Grant. The number of shares for which an option is granted to an employee or a Nonemployee Director will be determined by the Administrator.
     e. Status of Options. The status of each option granted to an employee as either an incentive stock option or a non-statutory stock option will be designated by the Administrator at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-statutory stock options. All options granted to Nonemployee Directors will be non-statutory stock options.
     f. Payment. The option price upon exercise may, at the discretion of the Administrator, be paid by an optionee in cash, other shares of Common Stock owned by the optionee, or by a combination of cash and Common Stock. Additionally, stock appreciation rights may be granted to eligible individuals in conjunction with incentive stock options or non-statutory stock options. Stock appreciation rights give the holder, among other things, the right to a payment in cash, Common Stock, or a combination thereof, in an amount equal to the difference between the fair market value of the Common Stock at the date of exercise and the option exercise price. The 2009 Plan also allows the Administrator, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option through a brokerage firm.
     g. Option Contract. All options will be evidenced by a written contract containing provisions consistent with the 2009 Plan and such other provisions as the Administrator deems appropriate.
Restricted Stock
     a. Restricted Stock Awards. Eligible employees and Nonemployee Directors may be granted restricted stock at the discretion of the Administrator.
     b. Transfer Restrictions and Forfeiture Obligations. Pursuant to a restricted stock award, shares of Common Stock will be issued or delivered to the employee or director at the time the award is made without any payment to the Company (other than for any payment amount determined by the Administrator in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to the Company as may be determined in the discretion of the Administrator. The Administrator may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Administrator that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Administrator, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Administrator, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Administrator, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Administrator, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Administrator, (10) the economic value added, (11) the return on capital, assets or stockholders’ equity achieved by the Company, or (12) the total stockholders’ return achieved by the Company, (ii) the holder’s continued employment or service as a director with the Company and its affiliates for a specified period, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion or (iv) a combination of any of these factors. The performance measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon future performance of the Company or any affiliate, division or department thereof.
     c. Accelerated Vesting. The Administrator may, in its discretion, fully vest any outstanding restricted stock award as of a date determined by the Administrator, but, except in connection with a Corporate Change, the Administrator may not take any action to vest a restricted stock award that has been granted to a covered employee (within the meaning of Section 162(m) of the Code) if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.
     d. Other Terms and Conditions. Upon the issuance of shares of Common Stock pursuant to a restricted stock award, except for the restrictions described above and unless otherwise provided, the recipient of the award will have all the rights of a stockholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. At the time of such award, the Administrator may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to restricted stock awards, including but not limited to rules pertaining to the effect of the termination of employment or service as a director of a recipient of restricted stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.
Corporate Change and Other Adjustments
     The 2009 Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee may accelerate the vesting of options, cancel options and cause the Company to make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of Common Stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). The 2009 Plan provides that a Corporate Change occurs (a) if the Company is dissolved and liquidated, (b) if the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (c) if the Company sells, leases or exchanges all or substantially all of its assets, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company’s voting stock, or (e) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board of Directors.
     The maximum number of shares that may be issued under the 2009 Plan, the maximum number of shares that may be issued to any one individual, any restrictions or limitations on the awards that may be granted by the Company’s Chief Executive Officer, as well as the number and price of shares of Common Stock or other consideration subject to an option, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an option is granted.
Amendments
     The Board of Directors may from time to time amend the 2009 Plan; however, no amendment may be adopted without the prior approval of the stockholders of the Company if such amendment (a) materially increases the benefits accruing to Nonemployee Directors participating under the 2009 Plan, (b) increases the number of shares of Common Stock that may be issued under the 2009 Plan or increases the number of shares of Common Stock that may be issued under the 2009 Plan as incentive stock options, (c) modifies the class of eligible participants, or (d) amends or deletes the provision of the 2009 Plan that prevents the Administrator from amending any outstanding option contract to reduce the option price or cancel any outstanding options in exchange for cash, other awards or options having a lower option price.
Transferability
     An award (other than an incentive stock option) is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Administrator. An incentive stock option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative.
United States Federal Income Tax Aspects of the 2009 Plan
     Non-Statutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option such as those under the 2009 Plan (whether or not including a stock appreciation right) and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a non-statutory stock option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax reporting requirements are satisfied.
     Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or a stock appreciation right, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company’s tax deduction

(assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-statutory stock option or stock appreciation right.
     Incentive Stock Options. The incentive stock options under the 2009 Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the optionee’s alternative minimum taxable income. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.
     Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.
     Restricted Stock. The recipient of a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by the Company. Notwithstanding the foregoing, the holder of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the restricted stock award and is irrevocable.
     Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid in a taxable year to its principal executive officer or any of its three other highest-paid officers (other than its principal financial officer). However, compensation that qualifies under Section 162(m) of the Code as “performance based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company’s ability to deduct compensation income generated in connection with the exercise of stock options and stock appreciation rights granted by the Committee under the 2009 Plan should not be limited by Section 162(m) of the Code. The 2009 Plan has been designed to provide flexibility with respect to whether restricted stock awards granted by the Committee will qualify as performance based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a restricted stock award granted by the Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2009 Plan, then the Company believes that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the restricted stock becomes vested. However, compensation expense deductions relating to restricted stock awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the restricted stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a

Corporate Change or vesting based upon continued service with the Company). Compensation income generated in connection with all awards granted under the 2009 Plan by the Board of Directors or the Company’s Chief Executive Officer will not qualify as performance-based compensation and, accordingly, the Company’s deduction for such compensation may be limited by Section 162(m) of the Code.
     The 2009 Plan is not qualified under Section 401(a) of the Code.
     The comments set forth in the above paragraphs are only a summary of certain of the United States Federal income tax consequences relating to the 2009 Plan. No consideration has been given to the effects of state, local, or other tax laws on the 2009 Plan or on award recipients.
Inapplicability of ERISA
     Based upon current law and published interpretations, the Company does not believe the 2009 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
     The 2009 Plan will become effective if there is an affirmative vote of the holders of a majority of the votes of the shares of common stock cast on this Item III at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote on this Item III.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S
2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN AS DESCRIBED ABOVE AND AS SET
FORTH IN APPENDIX A.

OTHER MATTERS FOR 2009 ANNUAL MEETING
     The Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the proxy holders.
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
     If any stockholder or third party has a complaint or concern regarding accounting, internal accounting controls or auditing matters at the Company, they should send their complaint in writing to Ms. Priestly, the Chairperson of the Audit Committee at the Company’s principal executive offices. If any stockholder or third party has a concern about the Company or otherwise wishes to communicate with the Board, they should send their communication in writing to the Chairman at the Company’s principal executive offices. If any stockholder or any other interested party wishes to communicate with a non-management director or with the Presiding Director, the stockholder or interested party should send the communication in writing to Mr. Pattarozzi, the non-executive Chairman of the Board and presiding director of the non-management directors, at the Company’s principal executive offices.
     A stockholder, who wishes to communicate directly with the Board, a committee of the Board or with an individual director, should send the communication to:
Board of Directors [or committee name or
Director’s name, as appropriate]
Stone Energy Corporation
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
     The Company will forward all stockholder correspondence about the Company directly to the committee or individual director, as appropriate.
     A majority of the independent directors approved the Company’s process for collecting and organizing stockholder communications to the Board.
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
     Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company’s 2010 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. In general, stockholder proposals should be received by the Secretary of the Company at Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, not later than December 14, 2009.
     In addition to the requirements of Rule 14a-8, and as more specifically provided in the Company’s Bylaws, in order for a proposal of business to be properly brought before the 2010 Annual Meeting of Stockholders but not submitted for inclusion in our proxy statement under the applicable SEC rules, it must be submitted in accordance with our Bylaws and must be received at our principal executive offices no earlier than January 27, 2010 and not later than February 26, 2010. Any such proposal must be an appropriate subject for stockholder action under applicable law and must comply with Article II, Section 13 of the Company’s Bylaws and must be submitted in writing and mailed to the Company’s Secretary at the address shown above. Detailed information for submitting stockholder proposals is available upon written request to the Company’s Secretary at the address listed above.
     Please see “Corporate Governance — Consideration of Director Nominees” for information regarding the submission of director nominees by stockholders.

HOUSEHOLDING
     The Securities and Exchange Commission proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This method of delivery, often referred to as “householding,” helps to reduce the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.
     We are householding proxy materials for stockholders of record in connection with the Annual Meeting unless otherwise notified. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of common stock through a broker or bank that has determined to household proxy materials:
•	Only one proxy statement and one Annual Report to Stockholders will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary; and

•	We will promptly deliver you a separate copy of the proxy statement and Annual Report to Stockholders for the 2009 Annual Meeting and for future meetings if you so request by calling us at (337) 237-0410 or by writing to the Company’s Secretary at Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 or you can contact your bank or broker to make a similar request.
     Please contact us or your bank or broker directly if you have questions or wish to revoke your decision to household and thereby receive multiple copies. You should also contact us or your bank or broker if you wish to request delivery of a single copy if you are currently receiving multiple copies. These options are available to you at any time.

APPENDIX “A”
STONE ENERGY CORPORATION
2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN
I. PURPOSE
     The STONE ENERGY CORPORATION 2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN (the “Plan”) is intended to promote the interests of STONE ENERGY CORPORATION, a Delaware corporation (the “Company”), and its stockholders by providing a means whereby Employees and Nonemployee Directors may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to remain with and devote their best efforts to the business of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, or any combination of the foregoing, as is best suited to circumstances of the particular Employee or Nonemployee Director as provided herein.
     The Plan as set forth herein constitutes an amendment and restatement of the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan previously adopted by the Company, and shall supersede and replace in its entirety such plan.
II. DEFINITIONS
     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:
     (a) “Administrator” means the individual or individuals responsible for the administration of the Plan as provided in Subparagraph IV(a).
     (b) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
     (c) “Award” means, individually or collectively, any Option or Restricted Stock Award.
     (d) “Board” means the Board of Directors of the Company.
     (e) “CEO” means the Chief Executive Officer of the Company.
     (f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
     (g) “Committee” means a committee of the Board that is selected by the Board as provided in Subparagraph IV(a).
     (h) “Common Stock” means the common stock of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph IX.
     (i) “Company” means Stone Energy Corporation, a Delaware corporation.
     (j) “Corporate Change” shall have the meaning assigned to such term in Subparagraph IX(c).
     (k) “Employee” means any person in an employment relationship with the Company or any Affiliate.
     (l) “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Administrator); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Administrator in such manner as it deems appropriate.
     (m) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.
     (n) “1934 Act” means the Securities Exchange Act of 1934, as amended.
     (o) “1993 Plan” means the Stone Energy Corporation 1993 Nonemployee Directors’ Stock Option Plan.
     (p) “Nonemployee Director” means an individual who is a member of the Board but is not an Employee.
     (q) “Option” means an Award granted under Paragraph VII and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.
     (r) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.
     (s) “Participant” means an Employee or Nonemployee Director who has been granted an Award.
     (t) “Plan” means the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan, as amended from time to time.
     (u) “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.
     (v) “Restricted Stock Award” means an Award granted under Paragraph VIII.
     (w) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.
     (x) “Section 16” means Section 16 of the 1934 Act (including any successor to the same or similar effect).
     (y) “Stock Appreciation Right” shall have the meaning assigned to such term in Subparagraph VII(d).
     (z) “2000 Plan” means the Stone Energy Corporation 2000 Amended and Restated Stock Option Plan.
     (aa) “2001 Plan” means the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan.
     (bb) “2004 Plan” means the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan.
III. EFFECTIVE DATE AND DURATION OF THE PLAN
     The 2004 Plan, the 2001 Plan, the 2000 Plan, and the 1993 Plan were effective on the dates provided therein. This amendment and restatement shall be effective as of May 28, 2009, provided this amendment and restatement is adopted by the Board on or before such date and approved by the stockholders of the Company at a duly called meeting of the stockholders (or any adjournment thereof) held on May 28, 2009 (or, if applicable, on the date of such adjournment). If this amendment and restatement is not so approved by the stockholders, then this amendment and restatement shall be void ab initio, and the 2004 Plan shall continue in effect as if this amendment and restatement had not occurred, and any awards previously granted under the 2004 Plan shall continue in effect under the terms of the grant; provided, further, that thereafter awards may continue to be granted pursuant to the terms of the 2004 Plan, as in effect prior to this amendment and as may be otherwise amended hereafter. No further Awards may be granted under the Plan after 10 years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been satisfied or expired and all Restricted Stock Awards granted under the Plan have vested or been forfeited. No “Bonus

Stock Award” (as such term is defined in the 2004 Plan) shall be granted to any individual who was not eligible to receive such award prior to May 28, 2009, under the terms of the 2004 Plan.
IV. ADMINISTRATION
     (a) Administrator. The Plan shall be administered by the Administrator, which shall mean (i) in the context of Awards granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is subject to Section 16 (other than a Nonemployee Director), the Committee, (ii) in the context of Awards granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any Nonemployee Director, the Board, or (iii) in the context of Awards granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is not subject to Section 16, the CEO (or, if the CEO is not a member of the Board, the Committee), unless the Plan specifies that the Committee shall take specific action (in which case such action may only be taken by the Committee) or the Committee (as to any Award described in this clause (iii) or the administration or interpretation of any specific provision of the Plan) specifies that it shall serve as Administrator. The Board may from time to time, in its sole discretion, put any conditions, restrictions and limitations on the powers that may be exercised under the Plan by the Chief Executive Officer in his capacity as Administrator as provided in the preceding sentence. The Committee shall be a committee of, and appointed by, the Board that shall be comprised solely of two or more directors who are both (A) outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and (B) non-employee directors (within the meaning of Rule 16b-3).
     (b) Powers. Subject to the express provisions of the Plan, the Administrator shall have sole authority, in its discretion, to select which Employees and Nonemployee Directors shall receive an Award, the time or times when such Award shall be made, the type of the Award that shall be made, and the number of shares to be subject to each Award. In making such determinations, the Administrator may take into account the nature of the services rendered by the respective Employees and Nonemployee Directors, their present and potential contributions to the Company’s success and such other factors as the Administrator in its discretion shall deem relevant.
     (c) Additional Powers. The Administrator shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Administrator to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Administrator shall deem expedient to carry the Plan or any such agreement into effect. All determinations and decisions made by the Administrator with respect to the matters referred to in this Paragraph IV and in construing the provisions of the Plan shall be final; provided, however, that in the event of any conflict in any such determination or decision as between the Committee and the CEO, each acting in capacity as Administrator of the Plan, the determination of the Committee shall be conclusive.
V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS
     (a) Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan, and the maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 5,725,000 shares (which number includes the number of shares of Common Stock previously issued pursuant to an award (or made subject to an award that has not expired or been terminated) granted under the 2004 Plan, the 2001 Plan, the 2000 Plan, or the 1993 Plan); provided, however, that the aggregate number of shares shall not include any shares of Common Stock issued pursuant to an automatic “Bonus Stock Award” (as defined in and granted under the provisions of the 2004 Plan). Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan to any one individual during the period beginning on May 28, 2009 and ending on the last day of the term of the Plan may not exceed 50% of the number of additional shares made subject to the Plan as of May 28, 2009 (subject to adjustment from time to time in accordance with the provisions of the Plan). The limitation set forth in the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options granted to Employees that are canceled or repriced.
     (b) Grant of Awards. The Administrator may from time to time grant Awards to one or more Employees or Nonemployee Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.
     (c) Stock Offered. Subject to the limitations set forth in Subparagraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares of the Company’s stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Restricted Stock Award or stock settlement of any other form of Award.
VI. ELIGIBILITY
     Awards may be granted only to persons who, at the time of grant, are Employees or Nonemployee Directors. An award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, or any combination thereof.
VII. STOCK OPTIONS
     (a) Option Period. The term of each Option shall be as specified by the Administrator at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.
     (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Administrator.
     (c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Administrator shall determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.
     (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment or (ii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Administrator with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair

Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor (“Stock Appreciation Rights”), on such terms and conditions as the Administrator in its sole discretion may prescribe; provided, that, except as provided in Subparagraph IX(c), the Administrator shall retain final authority (i) to determine whether a Participant shall be permitted or (ii) to approve an election by a Participant, to receive cash in full or partial settlement of Stock Appreciation Rights. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Administrator may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).
     (e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Administrator but, subject to adjustment as provided in Paragraph IX, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Administrator. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Administrator. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.
     (f) Restrictions on Repricing of Options. Except as provided in Paragraph IX, the Administrator may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to reduce the option price of outstanding Options or cancel any outstanding Options in exchange for cash, other awards or Options with an option price that is less than the option price of the original Options.
     (g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.
VIII. RESTRICTED STOCK AWARDS
     (a) Forfeiture Restrictions to be Established by the Administrator. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Administrator in its sole discretion, and the Administrator may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance targets established by the Administrator that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Administrator, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Administrator, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Administrator, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Administrator, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Administrator, (10) the economic value added, (11) the return on capital, assets, or stockholders’ equity achieved by the Company, or (12) the total stockholders’ return achieved by the Company, (ii) the Participant’s continued employment with the Company or its parent or subsidiary corporation or continued service as a Nonemployee Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or its parent or subsidiary corporation, division, or department thereof. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Administrator.
     (b) Other Terms and Conditions. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Administrator pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Administrator may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Nonemployee Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.
     (c) Payment for Restricted Stock. The Administrator shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
     (d) Administrator’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Administrator may, in its discretion and as of a date determined by the Administrator, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Administrator pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph, except in connection with a Corporate Change, the Administrator may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a “covered employee” (within the meaning of Treasury regulation §1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.
     (e) Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Administrator may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph VIII(d) above, the Administrator may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.
IX. RECAPITALIZATION OR REORGANIZATION
     (a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.
     (b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.
     (c) Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of the directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph IX(d) below (the “Change of Control Value”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.
     (d) Change of Control Value. For the purposes of clause (2) in Subparagraph IX(c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph or Subparagraph IX(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
     (e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph IX, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Award so as to prevent the dilution or enlargement of rights. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph IX, the aggregate number of shares available under the Plan, the aggregate number of shares that may be issued under the Plan through Incentive Stock Options, the maximum number of shares that may be subject to Awards granted to any one individual, and any conditions, restrictions or limitations on the Awards that may be granted by the CEO shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.
     (f) Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.
     (g) No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

X. AMENDMENT AND TERMINATION OF THE PLAN
     The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to materially increase the benefits accruing to Nonemployee Directors participating in the Plan, (b) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (c) amend or delete Subparagraph VII(f).
XI. MISCELLANEOUS
     (a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Administrator shall be deemed to give an Employee or Nonemployee Director any right to be granted an Option, a Restricted Stock Award, or any other rights hereunder except as may be evidenced by an Option Agreement or a Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.
     (b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment relationship at any time. Nothing contained in the Plan shall confer upon any Nonemployee Director any right with respect to continuation of membership on the Board.
     (c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Administrator deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations.
     (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
     (e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Subparagraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Administrator.
     (f) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

Please mark your votes as indicated in this example	☒
The Board of Directors recommends stockholders vote FOR each of the nominees for director, FOR ratification of appointment of the independent registered public accounting firm, and FOR approval of 2009 Amended and Restated Stock Incentive Plan.

Item I. ELECTION OF DIRECTORS	FOR	WITHHOLD	*EXCEPTIONS
Nominees:	ALL	FOR ALL

01 Robert A. Bernhard 02 Peter D. Kinnear 03 Donald E. Powell 04 Kay G. Priestly 05 David R. Voelker 06 David H. Welch	☐	☐	☐
*  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and strike through that nominee’s name.)

		FOR	AGAINST	ABSTAIN

Item II.	RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ERNST & YOUNG LLP	☐	☐	☐

Item III.	APPROVAL OF 2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN	☐	☐	☐

		I PLAN TO ATTEND THE MEETING If you check the box to the right, an admission card will be sent to you.	☐

All as more particularly described in the accompanying Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲    FOLD AND DETACH HERE   ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

STONE ENERGY
CORPORATION

The Notice of Annual Meeting of Stockholders, the Proxy Statements for the 2009 Annual Meeting of Stockholders, the 2008 Annual Report to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 of Stone Energy Corporation are available at
http://bnymellon.mobular.net/bnymellon/sgy

INTERNET
http://www.proxyvoting.com/sgy
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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STONE ENERGY CORPORATION
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
MAY 28, 2009
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF STONE ENERGY CORPORATION
     The undersigned stockholder of Stone Energy Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Richard A. Pattarozzi, David H. Welch and B. J. Duplantis, and each of them, attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Stone Energy Corporation common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Stone Energy Corporation, on May 28, 2009 at 10:00 a.m., Central Time, in New Orleans, Louisiana, or at any adjournment or postponement thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
     Please vote, date and sign this proxy card on the reverse side and return promptly in the enclosed envelope or submit your proxy by following the telephone or Internet voting instructions provided on the reverse side.
     This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR Items I, II and III, and as the proxies deem appropriate on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
     The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting or any adjournment or postponement thereof.
Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲  FOLD AND DETACH HERE  ▲
You can now access your BNY Mellon Shareowner Services account online.
Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Stone Energy Corporation now makes it easy and convenient to get current information on your shareholder account.
•	View account status

•	View certificate history

•	View book-entry information
•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

•	Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
46904